ASSET PURCHASE AGREEMENT

                                  By and Among

                      TESORO REFINING AND MARKETING COMPANY

                                       and


                   KANEB PIPE LINE OPERATING PARTNERSHIP L.P.

                                   Dated as of

                                November 21, 2002



                                 Relating to the

                                Purchase and Sale

               of the Tesoro Northern Great Plains Product System

                                    EXHIBITS






EXHIBIT                             DESCRIPTION
-------            -------------------------------------------------------------
  A                Form of Technology Agreement
  B                Form of Deeds for the Terminal Real Property
  C                Form of Assignment of Pipeline Agreements
  D                Form of Easement
  E                Mandan Pump Station Ground Lease
  F                Form of Pipeline Capacity Lease
  G                Form of Transition Services Agreement
  H                Form of Lease Agreement (Seller Office Space)
  I                Form of Assignment of Lease
  J                Form of Continuing Covenants Agreement
  K                Form of Terminal Capacity Lease - Jamestown Terminal
  L                Inventory Closing Procedure
  M                Seller Guaranty
  N                Form of Bill of Sale, Assignment, Transfer And Conveyance

                                    SCHEDULES




SCHEDULE                                DESCRIPTION
--------               ---------------------------------------------------------


  1                     Description of Pipelines
 1(a)                   Pipeline Agreements and Real Property
 1(b)                   Improvements
 1(c)                   Terminal Personal Property Assets
 1(d)                   Terminal Real Property
 1(e)                   Personal Property
 1(i)                   Permits
 2(c)                   Excluded  Assets  Related to Support and Other  Services
                        Provided to the Pipeline Interest by the Seller
 2(i)                   Excluded Assets Not Owned by Seller
 2(j)                   Excluded Technology
 2(r)                   Other Excluded Assets
 2(s)                   Non-Assignable Rights and Obligations of Seller
 2(v)                   Affiliate Contracts to be Assumed by Buyer
6(f)(1)                 Real Property Fee Interests
6(f)(2)                 Real Property Exceptions
6(f)(3)                 Third Party Rights to Terminal Property
 6(h)                   Leased Machinery and Equipment
 6(k)                   Actions and Proceedings Against Seller
 6(l)                   Excluded Assets Needed to Operate Pipeline Interest
 6(o)                   Material Contracts
 6(q)                   Delinquent or Disputed Taxes
 6(r)                   Statement of 2002 Terminal Liftings
 6(s)                   Employee Benefit Plans
 7(a)                   Disclosed Environmental Liabilities
 7(b)                   Underground Storage Tanks
 7(c)                   Environmental Reports
10(c)(ii)(A)(II)        Matters to be Remedied by Seller
 11(a)                  Employees

                              INDEX OF DEFINITIONS

Definitions                                                    Section Number
--------------------------------------------              ----------------------
Adverse Economic Effect                                   10(c)(ix)(A)
Affiliate                                                 37
Agreement                                                 Introductory Paragraph
Assumed Liabilities                                       4(a)
Buyer                                                     Introductory Paragraph
Buyer Environmental Liabilities                           4(c)(iv)
Buyer Indemnified Parties                                 15(b)
Casualty                                                  10(c)(ix)(A)
CERCLA                                                    4(c)(ii)
Closing                                                   5(a)
Closing Date                                              5(a)
Code                                                      5(b)(v)
Confidentiality Agreement                                 10(a)(i)
Data                                                      10(a)(i)
Disclosed Environmental Liabilities                       7(a)
Effective Date                                            Introductory Paragraph
Employees                                                 11(a)
Employment Sites                                          6(s)(viii)
Environmental Access Agreement                            10(c)(viii)
Environmental Liabilities                                 4(c)(i)
Environmental Permits                                     1(i)
ERISA                                                     6(s)(iii)
Excluded Agreements                                       15(d)
Excluded Assets                                           2
Health, Safety and Environmental Laws                     4(c)(ii)
HSR Act                                                   5(a)
Improvements                                              1(b)
Indemnification Notice                                    15(e)
Indemnified Party                                         15(e)
Indemnifying Party                                        15(e)
Knowledge                                                 6
Leave                                                     11(a)
Losses                                                    15(m)
Material Contracts                                        6(o)(i)
Permits                                                   1(i)
Permitted Liens                                           6(f)
Person                                                    6(c)
Personal Property                                         1(e)
Pipeline Agreements                                       1(a)
Pipeline Interest                                         Recitals
Pipelines                                                 1
Plans                                                     6(s)(iii)
Product Inventory                                         10(c)(x)
Purchase Price                                            3(c)(i)
Purchased Assets                                          1
Real Property                                             1(a)
Repair Period                                             10(c)(ix)(B)
Retained Liabilities                                      4(b)
Schedules                                                 32
Seller                                                    Introductory Paragraph
Seller Entity                                             6(s)(iii)
Seller Entities                                           6(s)(iii)
Seller Environmental Liabilities                          4(c)(iii)
Seller Indemnified Parties                                15(a)
Seller Information                                        10(b)(i)(B)
Severance Plan                                            11(h)
Taxes                                                     4(B)(ii)
Technology Agreement                                      1(j)
Terminal Assets                                           1(c)
Terminal Real Property                                    1(d)
Third Party Claim                                         15(f)(i)
Third Party Estimate                                      10(c)(ix)(C)
Transferred Employees                                     11(b)
WARN Act                                                  11(i)
WARN Obligations                                          11(i)

                            ASSET PURCHASE AGREEMENT



     This ASSET PURCHASE AGREEMENT for the purchase and sale of assets ("Agreement"), is made and entered into as of November 21, 2002, (the "Effective Date") by and between Tesoro Refining and Marketing Company, a Delaware corporation ("Seller"), and Kaneb Pipe Line Operating Partnership L.P., a Delaware Limited Partnership ("Buyer").

                                   WITNESSETH:

     WHEREAS, upon and subject to the terms and conditions of this Agreement, Seller wishes to sell its interest in the assets constituting those certain pipelines, terminals and related assets and certain liabilities, each as further described in Sections 1 and 4 (collectively, the "Pipeline Interest") located in North Dakota and Minnesota, and used to transport petroleum products, and Buyer wishes to purchase such assets and to assume certain liabilities relating thereto, in each case upon the terms and subject to the conditions set forth herein;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Seller is causing Tesoro Petroleum Corporation to execute and deliver to Buyer a Guaranty in the form attached hereto as Exhibit M, which guarantees Seller's performance under this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF THE PIPELINE INTEREST. Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign, convey, transfer and deliver to Buyer at the Closing, and Buyer agrees to purchase and take assignment and delivery from Seller at the Closing of all right, title and interest in and to all of the assets that constitute, or are used primarily in connection with, Seller's Northern Great Plains Products System as it has been operated by Seller during the immediately preceding five (5) months, (collectively, the "Purchased Assets"), whether real, personal or mixed property, including, but not limited to, all right, title and interest in and to the following described assets related to the ownership and operation of those certain 8", 10" and railroad pipelines described in Schedule 1 (the "Pipelines"), SAVE AND EXCEPT the Excluded Assets:

     (a) all real property interests associated with the Pipelines, including any fee interests and appurtenances thereto (the "Real Property"), and all easements, rights-of-way, permits, licenses, leases and other rights of access or use relating to the Pipelines (the "Pipeline Agreements"), including without limitation those further described in
          Schedule 1(a);

     (b) all improvements, structures, fixtures and facilities located in, on or under, and appurtenances to, the Real Property described in clause
          (a) above and clauses (f) and (g) below including without limitation the Pipelines and all buildings, pump stations and facilities of any kind, and all lateral pipelines, described in Schedule 1(b) or otherwise associated with the Pipelines (collectively, the "Improvements");

     (c) all personal property constituting and located at the distribution terminals, including all loading racks, equipment and spare parts and equipment, located in Jamestown, North Dakota; Moorhead, Minnesota; Sauk Centre, Minnesota; and Roseville, Minnesota, including in each case the items more particularly described on Schedule 1(c) attached hereto (the "Terminal Assets");

     (d) all real property on which the Terminal Assets are situated including the real property more particularly described on Schedule 1(d) attached hereto, including the improvements to such real property together with all appurtenances thereto and fixtures thereon (the "Terminal Real Property");

     (e) to the extent the same do not constitute Improvements or Terminal Real Property, any and all fittings, cathodic protection ground beds, rectifiers, other cathodic or electric protection devices, machinery, equipment, pumps, pump engine fuel, engines, pipes, valves, connections, gates, scraper traps and extenders, telecommunications facilities and equipment, lines, wires, computer hardware, vehicles, and all other personal property used primarily in connection with or necessary for the ownership and operation of the Pipelines or Terminal Assets including, without limitation, the assets described in Schedule 1(e) (collectively, the "Personal Property");

     (f) subject to and in accordance with an easement substantially in the form attached hereto as Exhibit D, an easement for operation, monitoring, control, maintenance, repair, removal and replacement of
          (A) a railroad pipeline and related pumps and equipment and (B) the 10" pipeline, at, in and under Seller's Mandan, North Dakota refinery; and

     (g) a Ground Lease for the land surrounding the pump station for the 10" pipeline at the Seller's Mandan, North Dakota refinery substantially in the form attached hereto as Exhibit E;

     (h) subject to Section 10(c)(ii), the rights and obligations of Seller under the agreements, contracts, leases, licenses and similar instruments relating to the Pipeline Interest including, without limitation, those certain contracts listed in Schedule 6(o);

     (i) all assignable or transferable permits or licenses of Seller from any federal, state or local regulatory agencies which are necessary for and used in connection with the ownership and operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months (excluding Pipeline Agreements) (collectively, the "Permits"), including, without limitation, the Permits described in Schedule 1(i) and any other approval, registration, authorization, certificate, certificate of occupancy, consent, exemption, license, order or permit or other similar authorization of or filing with any governmental authority required by applicable Health, Safety and Environmental Laws in effect on or prior to the Closing Date, as they are enforced with respect to the Pipeline Interest, for the ownership or operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five
          (5) months (collectively, the "Environmental Permits");

     (j) subject to and in accordance with the Technology Transfer and License Agreement attached hereto as Exhibit A (the "Technology Agreement"), a nonexclusive, royalty-free license to use in connection with the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months certain technology, software, know-how and proprietary information owned by Seller, whether patented or unpatented, as more specifically described in the Technology Agreement;

     (k) all operating records and data owned by or in possession of Seller and relating primarily to or necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months, including all books, records, cost and pricing information, accounting records, supplier lists and records, training materials and equipment, training records, maintenance and inspection reports, copies of employment records for the Transferred Employees (including without limitation drug and alcohol plan and employee testing records as required by the United States Department of Transportation), equipment lists, repair notes and archives (both hard and electronic copies, if available but excluding e-mails), but provided that Seller may retain copies of such records and data;

     (l) subject to Section 10(c)(ii) and in accordance with the Technology Agreement, all assignable or transferable technical drawings, (both hard and electronic copies, if available) owned by or in possession of Seller or located at the Purchased Assets and relating primarily to or necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months, but provided that Seller may retain copies of such drawings; and

     (m) all other assignable or transferable active operating assets, owned or leased by, or licensed to or used by Seller and used primarily in or necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months;

provided  that the  Purchased  Assets  shall not  include the  Excluded  Assets.


     2. EXCLUDED ASSETS. The Purchased Assets shall not include the following assets, each of which is specifically excluded from the Purchased Assets being sold hereunder (collectively, the "Excluded Assets"):


     (a)  cash  and  cash  equivalents   (including  marketable  securities  and
          short-term investments);

     (b) accounts and notes receivable accruing for goods and services provided before 12:01 a.m., Central Time, on the Closing Date;

     (c) employee and other records (including employee, personnel and medical records) necessary to administer salaried payrolls and benefits for Seller employees other than the Employees and welfare plans retained by Seller and tax returns, assets related to certain support services provided by the Seller to the Pipeline Interest as described on
          Schedule 2(c) attached hereto and certain other specified assets not used primarily in or necessary for the operation of the Pipeline Interest as described on Schedule 2(c) attached hereto;

     (d) tax refunds relating to the Purchased Assets, accruing to or for any period, or portion thereof, ending prior to the Closing Date;

     (e)  all financial and/or accounting  forecasts,  reports,  data, financial
          information  and/or  financial   statements  and  all  copies  of  and
          subscriptions to third-party reports;

     (f) all proprietary manuals (except rights to use manuals specific to and necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months) prepared by or used by Seller to the extent not relating to the Pipeline Interest;

     (g) except as otherwise expressly provided in the Technology Agreement, all proprietary computer systems and software of Seller;

     (h) defenses and claims that Seller could assert against third parties, except claims which Seller could assert on account of matters or acts as to which Buyer has agreed to assume liability or matters for which Buyer is entitled to be indemnified by Seller pursuant to this Agreement;

     (i) the assets, property improvements, appurtenances, fixtures, equipment and goods located at the Purchased Assets which are not owned by Seller as described in Schedule 2(i);

     (j) except as otherwise expressly provided in the Technology Agreement and to the extent not otherwise excluded, proprietary information, intellectual property (including patents, inventions and trade secrets, in each case, whether patentable or not, and copyrights) and technology of Seller that either (i) was not used in the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months or that (ii) was used in the operation of the Pipeline Interest (other than for the control room) during the preceding five months but is not otherwise assignable by Seller, as described in Schedule 2(j);

     (k) all service marks, trademarks, trade names, trade dress or other indicia of origin of Seller and variants thereof;

     (l) all books, documents, records and files prepared in connection with the transactions contemplated by this Agreement, including bids received from other parties and analyses relating in any way to the Purchased Assets, the Assumed Liabilities and the Pipeline Interest;

     (m) all rights of Seller under or pursuant to this Agreement and the other agreements and transactions contemplated hereby;

     (n) any assets, properties and rights of Seller which both (i) are not used primarily in or necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months and (ii) are not located at the Purchased Assets;

     (o)  except  as  otherwise  provided  in  the  Technology  Agreement,   all
          telecommunications facilities and equipment, lines, wires, and computer hardware being used in connection with the operation of Seller's Mandan, North Dakota refinery and Seller's Montana/North Dakota crude oil pipeline;

     (p) except as otherwise expressly provided in the Technology Agreement, the pipeline control center equipment, and related computer and communications equipment located at the Roseville, Minnesota terminal;

     (q) except as otherwise expressly provided in the Technology Agreement, all financial and accounting software and hardware being used by Seller in connection with the Pipeline Interest;

     (r)  the  assets,   property  and  property  improvements,   appurtenances,
          fixtures,  equipment,  goods and rights  owned by Seller and listed on
          Schedule 2(r) attached hereto;

     (s) the rights and obligations of Seller under any agreements, contracts, leases, licenses and similar instruments that do not relate primarily to the Pipeline Interest or are not assignable by Seller as set forth on Schedule 2(s) attached hereto, including but not limited to the terminaling and throughput agreements with Amoco Oil Company;

     (t) Any rights and obligations of Seller under collective bargaining agreements;

     (u) any rights under or amounts payable to Seller or its affiliates from present or former insurance policies of Seller or its affiliates applicable to the Pipeline Interest;

     (v) all arrangements, contracts, agreements, understandings or commitments, whether written or oral, by and among the Seller and its affiliates (except those listed on Schedule 2(v) which will be assumed by Buyer), it being understood and agreed to by Seller that all such arrangements, contracts, agreements, understandings or commitments affecting the Pipeline Interest will be terminated on or prior to Closing;

     (w) subject to Section 10(c)(x), all petroleum products and other hydrocarbons, including without limitation all line fill, additives and hydrocarbon inventories in the Pipelines and the Terminal Assets excluding, however, pump engine fuel which is part of the Purchased Assets; and

     (x) all real property and structures, fixtures and equipment located within the plot plan for Seller's Mandan, North Dakota refinery, (i) except to the extent provided under the Easement attached hereto as Exhibit "D" or the Lease attached hereto as Exhibit "E", and (ii) except for the fixtures, equipment and structures listed on Schedule 1(b);,

To the extent that any Excluded Assets remain located at the Pipelines, the Terminal Assets, the Terminal Real Property or any other owned or leased real property constituting part of the Purchased Assets after the Closing Date, Buyer shall grant to Seller and its representatives reasonable access to such property from and after the Closing Date for a reasonable period of time not to exceed 180 days, in order to permit Seller and such persons to review and remove such Excluded Assets and make any other appropriate arrangements with respect thereto. Seller agrees that it will give Buyer written notice at least forty-eight (48) hours in advance of taking any such actions (other than the removal of petroleum products and hydrocarbons in the ordinary course of business) following the Closing Date with a view towards establishing a mutually agreeable plan for such review and removal so that these actions will not unreasonably interfere with the normal operation of the Pipeline Interest.

     3. PURCHASE PRICE.


     (a) Purchase Price. In consideration for the Purchased Assets, Buyer shall pay, transfer and undertake to Seller as follows:

          (i) Buyer shall pay to Seller a price of one hundred million dollars ($100,000,000.00), adjusted as provided in Section 16, representing the agreed upon value of the Purchased Assets as of the Closing Date (the "Purchase Price"); and

          (ii) Buyer shall assume and agree to pay and perform and discharge when due the Assumed Liabilities and the Buyer Environmental Liabilities.

     (b) Closing Date Payments. Buyer shall pay to Seller at Closing, in immediately available funds, by wire transfer to an account designated by Seller at least three (3) days prior to Closing, the Purchase Price, adjusted for prorated ad valorem taxes, utility charges and other apportionments as provided in Section 16.

     4. LIABILITIES.


     (a) Assumed Liabilities. Except as specifically set forth in this Section 4(a) or in Section 4(c) below, but subject to the indemnities set forth in Section 15(a) Buyer shall not assume, or be deemed or treated as having assumed, any liability or obligation of Seller or any liability or obligation related to the Purchased Assets, as the Purchased Assets exist at or before Closing. As of the Closing Date, Buyer shall, without any further action on the part of Buyer or Seller, assume and agree to pay, perform and discharge, each of the following liabilities (collectively, the "Assumed Liabilities"); provided however, that the Assumed Liabilities shall not include the Retained Liabilities or the Environmental Liabilities:

          (i) Subject to Section 10(a)(ii), obligations for performance after Closing under all the agreements, contracts, leases, or similar instruments constituting part of the Purchased Assets including, without limitation, the Pipeline Agreements, easements, rights of way, and other rights of access constituting part of the Purchased Assets, provided that Buyer shall not assume, or be deemed or treated as having assumed, any obligation or liability under these items to the extent such obligation or liability relates to or arises out of any breach of such items at or prior to Closing, or to any action or inaction of Seller prior to Closing or any action of Seller after Closing;

          (ii) Obligations for performance after Closing under the Permits constituting part of the Purchased Assets, provided that Buyer shall not assume, or be deemed or treated as having assumed, any obligation or liability under these items to the extent such obligation or liability relates to or arises out of any breach of such items at or prior to Closing or to any action or inaction of Seller prior to Closing;

          (iii)Obligations for payment of ad valorem taxes, personal property taxes, utility charges and other apportionments, as provided in
               Section 16.

     (b) Retained Liabilities. Except for items specifically assumed by Buyer under Section 4(a) or Section 4(c), Seller shall retain and remain solely responsible for all liabilities and obligations related to the Purchased Assets or the Pipeline Interests as a result of acts, events, omissions or conditions existing or occurring on or prior to the Closing Date and for all other liabilities and obligations of Seller. Without limiting the generality of the foregoing, and except for Buyer Environmental Liabilities, the liabilities and obligations of Seller transferred to Buyer shall not include, Buyer is not assuming, and Seller shall retain the following liabilities (collectively, the "Retained Liabilities"):

          (i) all obligations, responsibilities, liabilities, costs and expenses of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, whether based in common law or statute or arising under written contract or otherwise, known or unknown, liquidated or unliquidated, real or potential, tangible or intangible, which accrue, are caused by, arise out of, or are incurred in connection with the ownership of the Purchased Assets or the operation of the Pipeline Interest at any time prior to the Closing. Without limiting the generality of the foregoing in this subparagraph (i), the Retained Liabilities shall include all obligations, responsibilities, liabilities, costs and expenses, save and except Environmental Liabilities, which are covered by Section 4(c) below, of either Seller or Buyer caused by, arising out of, or incurred in connection with any of the following prior to the Closing Date:

               (A) the Pipeline Interest (including the Pipelines, the Real Property, the Terminal Assets, the Terminal Real Property and the Personal Property);

               (B) all of the agreements, contracts, leases, permits or similar instruments, including the Pipeline Agreements, easements, rights-of-way and other rights of access, constituting part of the Purchased Assets;

               (C) the Permits including those transferred to Buyer and those not transferred hereunder;

               (D) all accounts payable and accrued liabilities relating to goods and/or services provided to the Pipeline Interest prior to the Closing;

               (E) the Employees and Retained Employees to the extent provided in Section 11; and

               (F) all actions, grievances, arbitrations, suits, liabilities, obligations, proceedings and investigations incurred in connection with, relating to or arising out of the business or operations of the Pipeline Interest or any of the Purchased Assets;

          (ii) any liability or obligation for all taxes, charges, fees, imposts, duties, levies, withholdings or other assessments imposed by any governmental entity, including environmental taxes, excise taxes, customs duties, utility, property, income, sales, use, value added, transfer and fuel taxes, and any interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such assessment, including all applicable income, sales, use, excise, business, occupation or other tax, if any, relating in any way to this Agreement or any other service, supply or operating agreement including deficiencies, interest and penalties relating thereto (collectively, "Taxes") accruing to or for any period ending on or prior to the Closing Date, except to the extent provided otherwise in Section 16;

          (iii)any liability or obligation of Seller for any expenses, except for Taxes as provided in Section 16, incurred in connection with the transactions contemplated by this Agreement;

          (iv) any brokerage or finder's fees payable by Seller in connection with the transactions contemplated by this Agreement;

          (v) any liability or obligation accruing prior to the Closing Date for real property taxes and charges as prorated in accordance with Section 16(b);

          (vi) any liability or obligation with respect to any accounts payable, in each case, determined in accordance with generally accepted accounting principles as in effect in the United States at the Closing Date;

          (vii) any liability or obligation in respect of indebtedness for borrowed money;

          (viii)except as otherwise provided in this Agreement, all liabilities or obligations relating to or incurred in connection with any litigation, threatened litigation or claims against Seller to the extent attributable to periods ending or from events occurring prior to the Closing, including those set forth on Schedule 6(k) attached hereto, provided that Buyer shall provide Seller with reasonable access to (and permission to make copies of) all records and reasonable access to all relevant personnel of the Pipeline Interest in connection with the defense of any such claims in accordance with the provisions of Section 17 hereof;

          (ix) to the extent attributable to periods ending prior to the Closing Date, all liabilities or obligations with respect to third party bodily injury or wrongful death claims against Seller or any prior owner of the Pipeline Interest, incurred in connection with or relating to the pre-Closing operation of the Pipeline Interest, and all liabilities and obligations with respect to third party property damage claims incurred in connection with or relating to the pre-Closing operation of the Pipeline Interest, provided, that in both cases Buyer shall provide Seller with reasonable access to (and permission to make copies of) all records and reasonable access to all relevant personnel of the Pipeline Interest in connection with the defense of any such claims in accordance with the provisions of Section 17 hereof;

          (x) all liabilities or obligations relating to any violations by Seller or any prior owner of the Pipeline Interest of antitrust laws prior to the Closing Date;

          (xi) any responsibility for the payment of any criminal sanctions against Seller or any prior owner of the Pipeline Interest imposed at any time arising from the operation of the Purchased Assets prior to the Closing; provided that Buyer shall provide Seller with reasonable access to (and permission to make copies of) all records and reasonable access to all relevant personnel of the Pipeline Interest in connection with the defense of any such claims in accordance with Section 17 hereof;

          (xii) any liability or obligation related to an Excluded Asset; and

          (xiii) all  liabilities  and   obligations  related  to  the  Retained
               Employees relating to periods prior to or subsequent to the Closing.

     (c) Environmental Liabilities. On and after Closing, Buyer and Seller shall each respectively be responsible for Environmental Liabilities as provided in this Section 4(c).

          (i) As used in this Agreement, "Environmental Liabilities" shall include all obligations, responsibilities, liabilities, costs and expenses caused by, arising from, incurred in connection with, relating in any way to or otherwise required or incurred to achieve or maintain compliance with, Health, Safety and Environmental Laws, as the same are in effect from time to time, including (A) fines and penalties or other criminal sanctions arising by reason of violations of Health, Safety and Environmental Laws; (B) any responsibility for any litigation, threatened litigation or claims arising under or by reason of actual or alleged violations of Health, Safety and Environmental Laws; (C) third party bodily injury or wrongful death claims arising under or by reason of actual or alleged violations of Health, Safety and Environmental Laws; (D) liabilities and obligations with respect to third party property damage claims relating to, arising under, or by reason of actual or alleged violations of Health, Safety and Environmental Laws; (E) any and all obligations, responsibilities, liabilities, costs and expenses caused by, arising from, incurred in connection with or relating in any way to the existence of asbestos and lead based paint at, on or within the Pipeline Interest or the Purchased Assets, including any incidental contamination resulting therefrom; (F) liabilities or obligations arising under Health, Safety and Environmental Laws with respect to or in connection with the disposal prior to the Closing Date by Seller or any prior owner of the Pipeline Interest (or by a third-party at the express direction of Seller or such prior owner) at any location other than the Purchased Assets of hazardous materials generated as a result of or in connection with the operation of the Pipeline Interest; and (G) any and all obligations, responsibilities, liabilities, costs and expenses caused by, arising from, incurred in connection with or relating in any way to clean-up, restoration or remediation of any property under Health, Safety and Environmental Laws,

          (ii) As used in this Agreement, "Health, Safety and Environmental Laws" shall mean any and all past or present local, state, and federal laws, principles of common law, statutes, ordinances, regulations, rules, orders, permits, standards, or requirements (including consent decrees, judicial decisions, judgments, injunctions and administrative orders issued or approved thereunder), together with all related amendments and implementing regulations and all common law, pertaining to or regulating pollution, environmental protection, health and safety of persons, pipeline safety, natural resource damages, conservation of resources, wildlife, waste management, the use, storage, generation, production, treatment, emission, discharge, remediation, removal, disposal or transport or any other activity related to a toxic or hazardous substance, waste or material (including crude petroleum and its fractions or derivatives thereof), or any other environmental matter, including: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et. seq.; the Resource Conservation and Recovery ------ Act, as amended, 42 U.S.C.
               Section 6901 et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et. seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et. seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
               Section 3009(f) et. seq.; the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. Section 11001 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et. seq.; and the Hazardous Liquid Pipeline Safety Act, as amended, 49 U.S.C. Section 60101 et. seq.

          (iii)Seller shall retain and agrees to pay, perform and discharge the following liabilities and obligations (collectively the "Seller Environmental Liabilities"): (A) the Disclosed Environmental Liabilities identified on Schedule 7(a); (B) any other Environmental Liabilities incurred in connection with or relating to the ownership or operation of the Purchased Assets prior to the Closing that are within Seller's Knowledge as of the Closing Date; (C) any Environmental Liabilities relating to ownership or operation of Seller's Mandan, North Dakota refinery, SAVE AND EXCEPT Environmental Liabilities that are proximately caused by a release or discharge of hazardous substances from the Pipelines (including pump stations) on or after the Closing Date; and Buyer shall provide Seller with reasonable access to (and permission to make copies of) all records and reasonable access to all relevant personnel of the Pipeline Interest in connection with the defense of any Seller Environmental Liabilities, in accordance with the provisions of Section 17 hereof;

          (iv) Buyer shall assume and agrees to pay, perform and discharge all "Buyer Environmental Liabilities" which shall include any and all Environmental Liabilities relating to, incurred in connection with or by reason of the ownership or operation of the Purchased Assets either before or after Closing, SAVE AND EXCEPT the Seller Environmental Liabilities; provided however that Buyer shall be responsible for any Environmental Liabilities relating to the presence of hazardous substances (including without limitation asbestos and lead based paint) at any location within the boundaries of, or that have migrated from, Seller's Mandan, North Dakota refinery only to the extent that such Environmental Liabilities are proximately caused by a release or discharge of hazardous substances from the Pipelines (including pump stations) on or after the Closing Date.

     (d) Liabilities From Post-Closing Operations. Except as otherwise set forth in this Agreement or in the documents contemplated herein or executed in connection with the transactions contemplated herein, including the indemnity obligations of Seller set forth in Section 15(b), it is the intention of the Parties that Seller shall not be responsible for liabilities, obligations, costs or expenses which are caused by, arise out of, or are incurred in connection with, the ownership of the Purchased Assets or the operation of the Pipeline Interest at any time after Closing. In this regard, Buyer has agreed to indemnify Seller as set forth in Section 15(a).

     5. CLOSING.

     (a) The closing and consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Central Time, at the offices of Fulbright & Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201, on the date which is five (5) business days after the later of (i) the expiration or termination of any applicable waiting periods, or any extension thereof (without a material condition to such HSR termination or expiration), provided for in the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") and (ii) satisfaction or waiving of all of the conditions precedent set forth in Sections 12 and 13. The date of the Closing is referred to herein as the "Closing Date." Closing shall be effective as of 12:01 a.m. on the Closing Date.

     (b)  On the Closing Date, Seller shall deliver to Buyer the following:

          (i) duly executed special warranty deeds for the Terminal Real Property and the Sauk Centre pump station, substantially in the form contained in Exhibit B attached hereto, conveying fee simple title to the Terminal Real Property and the Sauk Centre pump station subject only to the Permitted Liens, and quitclaim deeds substantially in the forms contained in Exhibit B for the other fee simple properties listed in Schedule 6(f)(1);

          (ii) appropriately executed instruments of sale, assignment, transfer and conveyance evidencing and effecting the sale and transfer to Buyer of the Purchased Assets, on the form attached hereto as Exhibit N (it being expressly understood by the parties hereto, however, that such instruments shall not require Seller or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement);

          (iii)a certified copy of the resolutions adopted by the Board of Directors of Seller authorizing the transactions contemplated by this Agreement and authorizing specified individuals to act on behalf of Seller in connection therewith;

          (iv) an incumbency certificate, duly executed by an authorized officer of Seller attesting to the due appointment and authorization of individuals signing this Agreement on behalf of Seller, any agreement contemplated hereby or any agreement related to the transactions contemplated hereby;

          (v) the affidavit referred to in Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, (the "Code") in customary form;

          (vi) a certificate, duly executed by an authorized officer of Seller, attesting that all representations and warranties of Seller provided in this Agreement are true and correct in all material respects as of the date of Closing, and that all covenants of Seller in this Agreement have been performed in all material respects at all times up through and including the Closing, and that there has not been any material adverse change with respect to the Purchased Assets or the Pipeline Interest, in each case as required by Section 12;

          (vii)The  Guaranty  by  Tesoro   Petroleum   Corporation  of  Seller's
               performance under this Agreement , on the form attached hereto as Exhibit M;

          (viii) a certified copy of the resolutions adopted by the Board of Directors of Tesoro Petroleum Corporation authorizing the Guaranty of Seller's performance under this Agreement and authorizing specified individuals to act on behalf of Tesoro Petroleum Corporation in connection therewith;

          (ix) an incumbency certificate, duly executed by an authorized officer of Tesoro Petroleum Corporation, attesting to the due appointment and authorization of individuals signing the Guaranty of Seller's performance under this Agreement; and

          (x)  Releases of deed of trust liens on the Terminal Real Property.

     (c)  On the Closing Date, Buyer shall deliver to Seller the following:

          (i)  the payment specified in Section 3(b) hereof;

          (ii) instruments of assumption evidencing and effecting the assumption by Buyer of the Assumed Liabilities and such other documents as are required by this Agreement;

          (iii)a certified copy of the resolutions adopted by the governing body of Buyer or its affiliates, as appropriate, authorizing the transactions contemplated by this Agreement and authorizing specified individuals to act on behalf of Buyer herewith;

          (iv) an incumbency certificate, duly executed by an authorized officer of Buyer's general partner attesting to the due appointment and authorization of individuals signing this Agreement on behalf of Buyer, any agreement contemplated hereby or any agreement related to the transactions contemplated hereby;

          (v) a certificate, duly executed by an authorized officer of Buyer, attesting that all representations and warranties of Buyer provided in this Agreement are true and correct in all material respects as of the date of Closing, and that all covenants of Buyer in this Agreement have been performed in all material respects at all times up through and including the Closing, in each case as required by Section 13;

     (d) On the Closing Date, Buyer and Seller shall each deliver duly executed counterparts by the appropriate parties of the following:

          (i)  the Technology Agreement substantially in the form of Exhibit A;

          (ii) the Assignment of Pipeline Agreements substantially in the form of Exhibit C attached hereto for the Pipeline Agreements;

          (iii)duly   executed   easement   as   described   in   Section   1(f)
               substantially in the form of Exhibit D attached hereto;


          (iv) a Lease Agreement for the Mandan Pump Station substantially in the form of Exhibit E attached hereto;

          (v)  the  Terminal   Capacity   Lease  for  the   Jamestown   Terminal
               substantially in the form of Exhibit K attached hereto;

          (vi) a Pipeline Capacity Lease substantially in the form of Exhibit F attached hereto which shall have been duly executed by Buyer and Seller;

          (vii)a Transition Services Agreement substantially in the form of Exhibit G attached hereto;

          (viii) a Lease Agreement substantially in the form of Exhibit H attached hereto for the post-Closing lease from Buyer to Seller of the office/storage space at the Roseville, Minnesota terminal being conveyed to Seller hereunder as further described in Exhibit H;

          (ix) an Assignment of Lease in the form of Exhibit I attached hereto for the assignment of the existing office space and parking lease between Seller and BP Corporation North America Inc.;

          (x) a Continuing Covenants Agreement substantially in the form of Exhibit J attached hereto;

          (xi) the Environmental Access Agreement to be negotiated in good faith and entered into at Closing pursuant to Section 10(c)(vii);

     (e) All of the transactions identified in this Section 5 shall occur simultaneously, and none shall be deemed completed until all are completed.

     6. SELLER'S REPRESENTATIONS AND WARRANTIES. Subject to the exceptions, disclaimers and other matters set forth in this Section 6 and in Section 8 below and the matters set forth on the Schedules to this Agreement, Seller hereby represents and warrants to Buyer as set forth below. For purposes of this Agreement, "Knowledge," when used in the phrase "Seller's Knowledge" in this Agreement or in similar context means, and shall be limited to, the actual knowledge (without independent investigation) of (i) John Moore, (ii) Alan Anderson, (iii) Joe Monroe, (iv) James Reed and (v) Rob Donovan (but only with respect to Section 7), and including but not limited to any replacements of any of the foregoing individuals prior to Closing. Buyer understands that none of such individuals is making any representations or warranties to Buyer and that such individuals shall have no personal liability to Buyer in connection with the matters covered in this Section 6.

     (a)  Organization   and  Good  Standing.   Seller  is  a  corporation  duly
          organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Authority. Seller has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as such enforceability is limited by general principles of equity and applicable provisions of bankruptcy, insolvency, moratorium, reorganization or similar laws.

     (c) Consents. Other than with respect to (i) the HSR Act; (ii) obtaining the consents required in connection with the assignment of Pipeline Agreements (iii) obtaining the consents for assignments set forth on
          Schedule 6(o), (iv) obtaining the consents required in connection with the assignment of agreements, contracts, licenses, and leases that are included in the Purchased Assets but do not constitute Material Contracts, (v) obtaining the consents required in connection with the assignment of Permits and Environmental Permits, (vi) filing of tariffs and other filings and approvals necessary for Buyer to operate the Pipeline Interest as a common carrier; (vii) filings and approvals required under Health, Safety and Environmental Laws; and (viii) recording of instruments of conveyance, no consent, approval of or by, or filing with or notice to any other individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or agency, unit or instrumentality thereof (a "Person") is required with respect to Seller or the Purchased Assets in connection with the execution, delivery or enforceability of this Agreement or the consummation of the transactions provided for hereby.

     (d) Third Party Purchase Rights. No rights of first refusal, preferential rights to purchase, rights of first opportunity or similar rights or agreements exist in connection with any of the Purchased Assets which would in any way interfere with Buyer's ability to purchase the Purchased Assets as provided herein, or which are in any way in contravention of this Agreement.

     (e) No Breach. Subject to obtaining the consents required in connection with the Pipeline Agreements and certain agreements, contracts, licenses, leases, easements, rights-of-way and permits as provided in
          Section 10(c)(ii), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the compliance by Seller with any of the provisions hereof does not and will not (i) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon the Purchased Assets under, any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Seller or any material agreement, instrument or obligation to which Seller is a party, or by which the Purchased Assets are otherwise bound, or (ii) violate any order, injunction, judgment, decree or award, or federal, state, local or foreign law, ordinance, statute, rule or regulation applicable to Seller, the Purchased Assets or the Pipeline Interest.

     (f)  Real Property.

          (i) Title to the Terminal Real Property and the other real property listed on Schedule 6(f)(1) is owned in fee by Seller and, when transferred to Buyer will be good and marketable.

          (ii) A complete and accurate description of all Terminal Real Property and other real property represented to be owned in fee simple by Seller and currently or historically used in the operation of the Pipeline Interest is set forth on Schedule 6(f)(1). Seller leases, purportedly owns or otherwise validly occupies all Terminal Real Property. The Terminal Real Property and all other real property purportedly owned by Seller and currently or historically used in the operation of the Pipeline Interest, SAVE AND EXCEPT real property within the plot plan of Seller's Mandan Refinery, is free and clear of all liens and encumbrances, except for: (i) such items as are set forth on Schedule 6(f)(2) attached hereto; (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, relating to retained liabilities of Seller not exceeding fifty thousand dollars ($50,000) in the aggregate;
               (iii) liens arising under equipment leases with third parties entered into in the ordinary course of business, (iv) liens for ad valorem and personal property taxes which are not due and payable or which may thereafter be paid without penalty; (v) zoning, building, fire, health, environmental and pollution control laws, ordinances, rules and safety regulations and other similar restrictions; (vi) the rights of the owners of outstanding oil, gas and mineral interests and/or their lessees, to explore for, drill, produce and develop said oil, gas and minerals owned by them in, on and under said lands, together with the rights to use as much of the surface of said lands as is reasonably necessary to exercise their rights to explore for and extract said oil, gas and minerals from said lands; (vii) acts done or suffered to be done by, and judgments against, Buyer and those claiming by, through or under Buyer; (viii) liens which will be fully released as to the Purchased Assets at or before Closing, or (ix) any matters that are waived without reservation in writing by Buyer (collectively, (i) through (ix) are referred to herein as the "Permitted Liens"). Except as described in
               Schedule 6(f)(3), which includes certain rights afforded to BP/Amoco set forth therein, Seller has not granted a third party possession of any Terminal Real Property or any right of way related to the Pipelines or any portion thereof nor is Seller a party to any lease, sublease, license, concession or other contract granting to any third party the right to use or occupy any portion of the Terminal Real Property or other fee properties listed in Schedule 6(f)(1). The limited warranty set forth in the deeds to be executed and delivered at Closing pursuant to Section 5(b)(i) shall be independent of and not merged into the representations and warranties set forth above in this Section 6(f).

          (iii)Seller has delivered to Buyer true and correct copies of all instruments listed on Schedules 6(f)(1) and 6(f)(2), other than instruments reflected in the title commitments referenced in such Schedules.

     (g) Brokers. Seller has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions, finder's fees or similar compensation with respect to this Agreement or the transactions contemplated hereby.

     (h) Title to Purchased Assets. Other than with respect to the items leased from third parties described in Schedule 6(h) Seller has, and as of the Closing Buyer will have, valid title to all the Purchased Assets, including the Improvements, but specifically excluding Permits, the Pipeline Agreements and other real property interests (but without limiting clause (f) above), free and clear of all liens and encumbrances, except for Permitted Liens.

     (i) Compliance With Laws. The Purchased Assets are in compliance in all material respects with all laws, governmental regulations, orders and decrees, as they are currently enforced with respect to the operation of the Pipeline Interest by Seller, other than Health, Safety and Environmental Laws (which are addressed in Section 7).

     (j) Permits. Schedule 1(i) sets forth a true and correct list of all material Permits and other material governmental licenses, permits or approvals that are necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months. Seller possesses all Permits, and all other governmental licenses, permits and approvals necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months, and all such Permits and other governmental licenses, permits and approvals are in full force and effect, except for Environmental Permits (which are addressed in Section 7).

     (k) Actions and Proceedings. Except as set forth on Schedule 6(k) attached hereto:

          (i) there is no action, suit, arbitration, investigation or regulatory proceeding or claim pending or, to Seller's Knowledge, threatened against Seller involving or affecting the Purchased Assets, and, other than Permitted Liens, except as set forth in
               Schedule 7(a), there are no decrees, injunctions, liens, orders or judgments of or with any court or governmental department or agency outstanding against Seller relating to or affecting the Purchased Assets;

          (ii) no action, suit, arbitration or regulatory proceeding is pending or, to Seller's Knowledge, threatened seeking to restrain or prohibit this Agreement or any agreement, instrument or transaction contemplated hereby, or to obtain damages, a discovery order or other relief in connection with this Agreement or the transactions contemplated hereby; and

          (iii)there is no pending or, to Seller's Knowledge, threatened condemnation or other governmental taking of any of the real property included in the Purchased Assets. Further, there is no pending or, to Seller's Knowledge, threatened fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the real property included in the Purchased Assets nor has Seller received notice of any pending or threatened special assessment proceedings affecting any portion of the real property included in the Purchased Assets.

     (l)  Assets.  Except for (i)  Excluded  Assets and (ii) assets set forth on
          Schedule 6(l), the Purchased Assets and the assets, properties and rights provided to Buyer pursuant to this Agreement and the other agreements contemplated hereby, include all assets, other than the intellectual property assets, leases, licenses and other contracts that are not transferable, which are reasonably required to operate the Pipeline Interest immediately following the Closing Date substantially in the manner in which the Pipeline Interest has been operated by Seller during the immediately preceding five (5) months.

     (m) Tangible Assets. To Seller's Knowledge, the Purchased Assets, excluding the Real Property (other than the Improvements), are free from material defects, have been maintained substantially in accordance with normal industry practice, and are in substantially good operating condition and repair for their age (taking account of their nature, current usage, normal wear and tear and continued repair and replacement in accordance with industry standards).

     (n) Pipeline Agreement. Seller has not received notice of default under any Pipeline Agreement.


     (o)  Material Contracts, Agreements, Plans and Commitments.

          (i) Schedule 6(o) lists the following types of contracts constituting a part of the Purchased Assets (collectively, the "Material Contracts"): (i) any contract (other than Pipeline Agreements) affecting the Purchased Assets that involves aggregate expenditures by or payments to Seller of more than $50,000 per annum; (ii) any contract for the transportation through the Pipelines; (iii) any contract containing provisions that restrict the right of Seller to engage in any type of business or compete in any geographic area and which provisions will be binding on Buyer following Closing; (iv) any contract affecting the Purchased Assets, the performance of which by Seller is guaranteed by an affiliate of Seller or secured by a letter of credit, surety or other arrangements (other than contracts for borrowed money of Seller or its affiliates); (v) any contract affecting the Purchased Assets pursuant to which Seller has guaranteed the performance by another party of any obligation of such party; (vi) any partnership or joint venture agreement covering the Purchased Assets; and (vii) any security agreement, mortgage or other agreement creating an encumbrance (other than Permitted Liens).

          (ii) Seller has furnished or made available to Buyer complete and correct copies of all written Material Contracts, together with all amendments thereto, and accurate descriptions of all material terms of any oral Material Contracts.

          (iii)Each Material Contract is valid, binding and in full force and effect in accordance with its terms. Seller is not in default under any Material Contract. Seller has not received any written communication from, or given any written communication to, any other party indicating that Seller or such other party, as the case may be, is in default under any Material Contract.

          (iv) The sale of the Pipeline Interest pursuant to this Agreement will not trigger a default or breach under the terms of any Material Contract;

          (v) Other than listed on Schedule 6(o), no consent or approval from a third party is required to assign the rights of Seller under such Material Contract under the terms provided in this Agreement.

     (p) Prepaid Services. Seller has not received any prepayments for services associated with the Pipeline Interest for which Buyer will be responsible.

     (q)  Taxes.  Except as set forth in  Schedule  6(q),  Seller has filed in a timely manner all tax reports, returns and forms affecting the Purchased Assets as may have been required under applicable law, including all required federal, state and local income, sales, use, property and franchise tax returns, and has paid (except amounts for taxes being diligently contested in good faith by appropriate procedures and disclosed in Schedule 6(q)) all required taxes or similar assessments affecting the Purchased Assets, including any interest, penalties or additions attributable thereto shown as due on all such filings. No encumbrances (other than Permitted Liens), proceedings, lawsuits, investigations, inquiries or other actions which are pending, threatened or open seek the assessment or collection of additional taxes of any kind from the Seller specifically relating to any portion of the Purchased Assets, and to the best of Seller's Knowledge, no other examination by the Internal Revenue Service or any other taxing authority affecting any portion of the Purchased Assets is now pending. Taxes which Seller was required by law to withhold or collect in respect to the Purchased Assets have been withheld or collected and have been paid over to the proper governmental entities or are properly held by the Seller for such payment when due and payable.

     (r) Schedule 6(r) contains a true and correct statement of the metered throughput volumes of petroleum products, excluding ethanol and other additives blended at the Terminals, delivered from each Terminal during each month from and including January, 2002 through September, 2002.

     (s)  Employee Matters.

          (i) Schedule 11(a) contains a correct list of the Employees employed by Seller on the Effective Date, along with such individual's title and/or job description and service credit date. Seller has separately provided Buyer with each such Employee's current annual salary, bonus for the previous year and other compensation. Except as otherwise stated in Schedule 11(a), none of the Employees has provided Seller with notification that he/she plans to terminate his/her employment during calendar year 2002, whether by reason of the transactions contemplated by this Agreement or otherwise.

          (ii) Employee Benefits Plans. Schedule 6(s) lists all of the employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of ERISA, including plans that provide retirement income or result in a deferral of income by the Employees for periods extending to termination of employment or beyond and plans that provide medical, surgical or hospital care benefits or benefits for sickness, accident, disability, death or unemployment and all other employee benefit agreements or arrangements, including deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, contracts with any of the Employees, retention incentive agreements, non-competition agreements with any of the Employees, consulting agreements with any of the Employees, confidentiality agreements with any of the Employees, vacation policies and similar plans, agreements and arrangements that are currently in effect for the benefit of the Employees or their beneficiaries (collectively, the "Plans"). Buyer will have no liability with respect to any Plans or other similar plans or arrangements of Seller or its affiliates as a result of the transactions contemplated by this Agreement.

          (iii)Neither the consummation of this Agreement nor the employment by Buyer of the Transferred Employees will result in any carryover liability to Buyer for taxes, penalties, interest or any other claims resulting from any employee pension benefit plan, employee welfare benefit plan, or other employee benefit agreement or arrangement of Seller or any of its affiliates (each a "Seller Entity" and collectively the "Seller Entities"). With respect to employee pension benefit plans of the Seller Entities covering Transferred Employees: (1) no Seller Entity has a liability to the PBGC under Section 4062, 4063 or 4064 of the Employee Retirement Income Security Act of 1974 ("ERISA") for which a lien could attach to the assets of Seller under Section 4068 of ERISA;
               (2) no Seller Entity has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; and
               (3) no Seller Entity has made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA.

          (iv) Seller has complied  with the group health plan  continuation  of
               coverage   requirements  of  the   Consolidated   Omnibus  Budget
               Reconciliation Act of 1985, as amended.

          (v) In connection with the Pipeline Interest, there is no labor strike, work stoppage, lockout, or other material labor dispute or slowdown pending, or to Seller's Knowledge, threatened in writing against Seller and there has not been any such action during the last one (1) year period. Other than as set forth in
               Schedule 11(a), Seller is not a party to or bound by any collective bargaining agreement or similar agreement or written work rules or practices with any labor organization or employee association covering the terms and conditions of employment of any Employee. Other than as set forth in Schedule 11(a), to Seller's Knowledge, no Employee is represented by any labor organization and, to Seller's Knowledge, there are no current union organizing activities among the Employees.

          (vi) Other than wage increases in the ordinary course of business, since January 1, 2002, Seller has not made any commitment or agreement to increase the wages of any of the Employees.

          (vii)With respect to each Employee hired by Seller after November 6, 1986 that is not a citizen of the United States, Seller shall have required a copy of Form 1-9 to be completed pursuant to the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder, and shall have retained a copy of such Form 1-9 in its employee files.

          (viii) During the one (1) year period immediately prior to the date hereof, Seller has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment of any of the facilities included in the Purchased Assets covered by this transaction (the "Employment Sites"); or (ii) a "mass layoff' (as defined in the WARN Act) affecting any of the Employment Sites; nor has Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law at any of the Employment Sites.

     (t) Work Orders. There are no outstanding work orders or contracts relating to any portion of the Purchased Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other governmental body, nor is there any matter under discussion with such Persons or authorities relating to such work orders or contracts.

     7. ENVIRONMENTAL MATTERS.

     (a) Environmental Representations and Warranties. Subject to the exceptions, disclaimers and other matters set forth in Section 6 and
          Section 8 below and the matters set forth on Schedule 7(a) (the "Disclosed Environmental Liabilities"), Seller hereby represents and warrants to Buyer, as follows:

          (i) all Environmental Permits necessary for the operation of the Pipeline Interest as it has been operated by Seller during the immediately preceding five (5) months, have been obtained and are in effect and, where applicable, applications for renewal thereof have been timely filed.

          (ii) all environmental control equipment necessary for the operation of the Pipeline Interest has been operated by Seller during the immediately preceding five (5) months is in substantial compliance with Health, Safety and Environmental Laws, as they are currently enforced with respect to the operation of the Pipeline Interest by Seller, is installed at the Purchased Assets, and such equipment is operating in a manner sufficient to achieve and maintain such compliance under normal operating conditions; and

          (iii)to Seller's Knowledge, there are no existing violations of Health, Safety and Environmental Laws, as they are currently enforced with respect to the operation of the Pipeline Interest by Seller.

          (iv) to Seller's Knowledge, except as set forth on Schedule 7(b), there are no underground storage tanks in or under the Purchased Assets on the Effective Date;

          (v) to Seller's Knowledge, all prior spills of hazardous substances on, from or related to the Pipeline Interests or the Purchased Assets for which any future remediation might be required under Health, Safety and Environmental Laws are listed on Schedule 7(a);

          (vi) all reports and assessments, except those set forth in Schedule 7(c), created or performed for Seller or, to Seller's Knowledge, in Seller's possession have been sent to Buyer, to the extent that they pertain to the environmental condition of the Purchased Assets.

     (b) Limitation. The representations and warranties set forth in Section 7(a) represent the sole and exclusive representations and warranties of Seller with respect to any matters arising under or relating to Health, Safety and Environmental Laws.

     8. DISCLAIMERS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO, THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTIONS 6 AND 7 ABOVE) AND THE INSTRUMENTS, DOCUMENTS AND AGREEMENTS REFERRED TO HEREIN OR EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY:

     (a) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO ITSELF, THE PIPELINE INTEREST, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES OR ANY PORTION THEREOF, INCLUDING THE PIPELINES, THE TERMINAL ASSETS, THE TERMINAL REAL PROPERTY OR ANY OTHER ASSET TRANSFERRED TO BUYER
          PURSUANT TO THE TERMS OF THIS AGREEMENT, AND SELLER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ORDINARY PURPOSE OR ANY REPRESENTATION OR WARRANTY AS TO VALUE;

     (b) THE PURCHASED ASSETS, INCLUDING THE PIPELINES, THE TERMINAL ASSETS, THE TERMINAL REAL PROPERTY AND ANY PORTION THEREOF AND ANY OTHER
          ASSETS TRANSFERRED TO BUYER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, ARE BEING TRANSFERRED "AS IS, WHERE IS" AND "WITH ALL FAULTS," AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF;

     (c) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (I) THE CONDITION OR MERCHANTABILITY OF ANY OF THE PURCHASED ASSETS, INCLUDING THE PIPELINES, THE TERMINAL ASSETS, THE TERMINAL REAL PROPERTY AND ANY PORTION THEREOF OR ANY OTHER ASSETS TRANSFERRED TO BUYER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, (II) THE FITNESS OF ANY ASSETS FOR ANY PURPOSE OR (III) THE ASSIGNABILITY, COMPLETENESS OR CONTIGUITY OF ANY PIPELINE RIGHTS OF WAY, THE PIPELINE AGREEMENTS, THE TERMINAL REAL PROPERTY, PERMITS, LICENSES AND OTHER PROPERTY RIGHTS, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE;

     (d) BUYER EXPRESSLY ACKNOWLEDGES THAT NEITHER SELLER NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE PIPELINE INTEREST, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES, AND BUYER FURTHER AGREES THAT NEITHER SELLER NOR ANY OTHER PERSON SHALL HAVE OR BE SUBJECT TO ANY LIABILITY (EXCEPT TO THE EXTENT ARISING FROM THE FRAUDULENT MISCONDUCT OF SELLER, ITS EMPLOYEES OR AGENTS) TO BUYER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO BUYER, OR BUYER'S USE OF, ANY SUCH INFORMATION, INCLUDING ANY CONFIDENTIAL INFORMATION MEMORANDUM, AND ANY INFORMATION, DOCUMENT OR MATERIAL MADE AVAILABLE TO BUYER IN CERTAIN "DATA ROOMS," MANAGEMENT PRESENTATIONS OR ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT; AND
          (e) BUYER EXPRESSLY ACKNOWLEDGES THE DISCLAIMERS OF SELLER,  INCLUDING
          (I) THOSE SET FORTH IN SECTIONS  8(a),  8(b),  8(c) AND 8(d) ABOVE AND
          (II) THAT THERE ARE UNCERTAINTIES INHERENT IN ANY ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS PROVIDED BY SELLER TO BUYER, INCLUDING ANY SUCH INFORMATION CONTAINED IN ANY CONFIDENTIAL INFORMATION MEMORANDUM MADE AVAILABLE TO BUYER IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT BUYER IS AWARE OF AND FAMILIAR WITH SUCH UNCERTAINTIES AND THAT BUYER TAKES FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ANY SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS) IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ACCORDINGLY, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS). BUYER ACKNOWLEDGES THAT IT HAS HAD SUFFICIENT OPPORTUNITY TO MAKE WHATEVER INVESTIGATION IT HAS DEEMED NECESSARY AND ADVISABLE FOR PURPOSES OF DETERMINING WHETHER OR NOT TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, THIS PARAGRAPH SHALL NOT EXCUSE OR RELEASE SELLER FROM LIABILITY FOR THE FRAUDULENT MISCONDUCT OF SELLER OR ITS EMPLOYEES OR AGENTS.

     (f) Notwithstanding any other provisions of this Section 8, and for the avoidance of doubt, Seller and Buyer agree that nothing in this
          Section 8 shall in any way limit or eliminate Buyer's rights to (i) seek damages or other remedies for any breach by Seller of any express representation, warranty or covenant set forth in this Agreement or in any instruments, documents or agreements referred to herein or executed in connection with the transactions contemplated hereby, or
          (ii) enforce Seller's indemnity obligations as set forth in this Agreement or in any instruments, documents or agreements referred to herein or executed in connection with the transactions contemplated hereby.

     9. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as set forth below:


     (a) Organization and Good Standing. Buyer is a limited partnership duly formed or organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Authority of Buyer. Buyer has the power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized and this Agreement has been duly executed and delivered by Buyer and this Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability is limited by general principles of equity and applicable provisions of bankruptcy insolvency, moratorium, reorganization or similar laws.

     (c) Consents. Other than with respect to the HSR Act, no consent, approval of or by, filing with, or notice to any other Persons is required with respect to Buyer in connection with the execution, delivery or enforceability of this Agreement or the consummation of the transactions provided for hereby.

     (d) No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the compliance by Buyer with any of the provisions hereof does not and will not: (i) violate or conflict with, or result in a breach of, any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by any of the terms, conditions or provisions of the organizational documents of Buyer or any material agreement, instrument or obligation to which Buyer is a party or (ii) violate any order, injunction, judgment, decree or award applicable to Buyer, or any federal, state, local or foreign law, ordinance, statute, rule or regulation applicable to Buyer.

     (e) Litigation. No action, suit, arbitration or regulatory proceeding is pending or, to Buyer's Knowledge, threatened seeking to restrain or prohibit this Agreement, or any agreement, instrument or transaction contemplated hereby, or to obtain damages, a discovery order or other relief in connection with this Agreement or the transactions contemplated hereby.

     (f) Brokers. Buyer has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions, finders' fees or similar compensation with respect to this Agreement or the transactions contemplated hereby.

     (g) Availability of Funds. Buyer will have sufficient cash available on or before the Closing Date to enable it to consummate the transactions contemplated by this Agreement.

     10. COVENANTS.


     (a)  Covenants of Seller. Seller covenants and agrees as follows:

          (i) Access and Information. Subject to the provisions of the letter agreement between Buyer and Seller with respect to confidentiality dated on or about May 20, 2002 (the "Confidentiality Agreement") and upon reasonable notice, Seller shall grant, or cause to be granted to, Buyer access during normal business hours throughout the period between the date of this Agreement and the Closing Date to the Purchased Assets and the books and records and other information relating to the operations of the Pipeline Interest. During this period, Seller shall use all commercially reasonable efforts to furnish, or cause to be furnished to, Buyer and its representatives all data and information concerning the Purchased Assets and the operation of the Pipeline Interest (the "Data") which may reasonably be requested by Buyer and shall use all commercially reasonable efforts to make available, or cause to be made available, such personnel of Seller as may reasonably be requested for the furnishing of such Data. During this period, Buyer shall not contact or communicate with any employees, customers of or suppliers to the Pipeline Interest without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall indemnify and hold Seller and its affiliates harmless against any and all Losses suffered as a result of Buyer's or its employees' or agents' negligent acts or omissions or intentional misconduct in connection with the exercise of Buyer's rights under this Section 10(a)(i). Notwithstanding any provision in this Agreement to the contrary, Buyer's obligations under this Section 10(a)(i) shall survive the termination of this Agreement and the consummation of the transactions contemplated hereby.

          (ii) Conduct of Business. From the date hereof through the Closing Date, Seller shall: operate the Pipeline Interest in the ordinary course of business consistent with past practice; use commercially reasonable efforts to maintain satisfactory relationships with employees, suppliers, distributors, customers and others having business relationships with the Pipeline Interest; use commercially reasonable efforts to maintain the Purchased Assets in reasonably good operating condition, normal wear and tear excepted; maintain its inventory of supplies, parts and other materials and inventories and keep its books of account records and files, in each case in the ordinary course of business consistent with past practice; refrain from (A) entering into, amending, modifying, waiving any rights under or terminating (or allowing to terminate) any Material Contract, other than allowing Material Contracts to expire in accordance with their terms in the ordinary course of business, (B) disposing of, encumbering, selling or otherwise transferring any of the material assets constituting Purchased Assets or other rights of the Pipeline Interest, (C) commencing any new capital projects or making any additional commitments for capital expenditures relating to the Pipeline Interest in excess of twenty five thousand dollars ($25,000.00) in the aggregate, or
               (D) granting or agreeing to grant any bonus or increase in compensation to any employees of the Pipeline Interest, except for those that Buyer would not be responsible for paying or as otherwise provided in the Transition Services Agreement, or enter into any contract of employment, collective bargaining agreement or other labor contract with respect to any such employees; provided that Seller may take any action to which Buyer consents in advance and in writing (which consent shall not be unreasonably withheld taking account of Buyer's and Seller's commercial objectives with respect to the Purchased Assets).

          (iii)Confidentiality. Seller recognizes and acknowledges that it has knowledge of certain confidential information regarding the Purchased Assets and the Pipeline Interest which will be conveyed to Buyer at Closing hereunder. Seller agrees that it will not disclose, and will use reasonable commercial efforts to prevent disclosure to any other Person of such confidential information except to authorized representatives of Buyer. Seller recognizes and agrees that violation of this provision may cause irreparable damage or injury to Buyer, the exact amount of which may be impossible to ascertain, and that Buyer may be entitled to an injunction, without the necessity of posting a bond therefor, restraining any further violation of this provision. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Buyer may have vis-a-vis Seller; provided however, Seller shall be permitted to use or disclose any confidential information as required to operate Seller's ongoing business, or as required by law or regulation.

          (iv) Pursuit of Claims Against Prior Owners. In the event that Buyer incurs Losses for which no recovery is available from Seller under the terms of this Agreement, but for which Seller has legitimate claims for recovery from a prior owner of the Pipeline Interest due to breach of warranty or otherwise, Seller agrees, for a period of one year from the Closing Date (i) to use commercially reasonable efforts to pursue all such claims on Buyer's behalf and in consultation and cooperation with Buyer; and (ii) that all amounts recovered from pursuit of such claims, less the costs of any suit or other proceeding, attorney fees and any and all other amounts expended or incurred by Seller or its representatives or advisors in connection with the pursuit of such claims, shall be paid over from Seller to Buyer upon receipt. It is understood that pursuit of such claims by Seller shall not include any requirement of Seller to expend any money or commence any litigation, arbitration or other formal proceeding in connection therewith. Notwithstanding anything contained herein to the contrary, Seller shall not be obligated to take any action pursuant to the foregoing and may immediately terminate any action so undertaken, if Seller shall determine in its sole discretion that pursuit of any such claim could adversely affect either Seller's business interests or Seller's customer relationships.

          (v) Removal of Liens and Encumbrances. In the event there are liens and encumbrances, other than Permitted Liens, against any of the Purchased Assets, Seller shall cause the removal of such liens at or before Closing, at its sole cost and expense. Seller's obligations under this paragraph shall not be subject to Sections 15(j) through (m).

          (vi) Certain Information. Subject to the Confidentiality Agreement, Seller shall use commercially reasonable efforts to furnish, at Buyer's expense, to Buyer such information, to the extent Seller has such information available in its corporate records, as may be necessary to permit Buyer to arrange for financing of the transaction contemplated by this Agreement.

          (vii)Lien Assistance. At and prior to Closing, Seller shall use commercially reasonable efforts to assist and cooperate with Buyer and its lenders as reasonably required to enable Buyer's lenders to place liens and mortgages on the assets to be acquired by Buyer from Seller pursuant to this Agreement at Closing. This cooperation shall include, but not be limited to, making necessary personnel reasonably available at Seller's offices during normal business hours and execution and filing of all deeds, assignments and other instruments necessary to vest title to said assets in Buyer at Closing as contemplated herein.

          (viii) Pressure Matters. Prior to Closing, Seller shall complete a pipeline inspection tool run, as contemplated under 49 C.F.R. ss.195.303, in the segment of the 10" Pipeline extending from Medina, ND to Moorhead, ND.

     (b)  Covenants of Buyer. Buyer covenants and agrees as follows:

     (i)  Confidentiality.

          (A) Buyer acknowledges that all information provided to any of it and its affiliates, directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives by Seller and its directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives is subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate only with respect to information provided to any of Buyer and its affiliates, directors, officers, employees, counsel, auditors, accountants, agents, advisors and other representatives that relates primarily to the Purchased Assets, the Pipeline Interest, or the Assumed Liabilities.

          (B) Buyer agrees that, from and after the Closing Date, all Seller Information shall continue to be confidential information subject to the terms, conditions and restrictions of the Confidentiality Agreement. In connection with the Transferred Employees, Buyer shall use commercially reasonable efforts, at Seller's request and at Seller's expense, to cooperate with Buyer in the enforcement of existing confidentiality agreements and rights requiring employees to keep trade secrets confidential. For purposes of this Agreement, "Seller Information" shall mean all information concerning Seller, other than information that relates primarily to the Pipeline Interest, the Purchased Assets or the Assumed Liabilities and other than any such information that is available to the public on the Closing Date, or thereafter becomes available to the public, other than as a result of a breach of this Section 10(b)(i).

          (ii) Notification. From the date hereof through and including the Closing Date, Buyer shall promptly notify Seller within a reasonable period of time if to Buyer's Knowledge, any representation or warranty of Seller in this Agreement or any agreement contemplated hereby or information set forth in the Schedules hereto is not true and correct in all material respects, or if to Buyer's Knowledge, there are any material errors in, or omissions from, the Schedules to this Agreement; provided that any delay or failure by Buyer to so notify Seller shall not in any way affect or limit Buyer's right to assert such matters that were within Buyer's Knowledge as a breach of such representations or warranties for purposes of exercising Buyer's right to indemnification after the Closing Date, it being the intention of the Parties that any delay or failure by Buyer to notify Seller as required by this Section 10(b)(ii) shall operate only to limit Buyer's right under Section 12(b) to claim such failure of such representation and warranty to be true and correct in all material respects as a condition to Closing. For purposes of this Agreement, "Knowledge," when used in the phrase "Buyer's Knowledge" in this Agreement or in similar context means, and shall be limited to, the actual knowledge (without independent investigation) of (i) Edward Doherty, (ii) Jimmy Harrison, (iii) Ron Scoggins, (iv) Leroy Anderson and (v) Lee Childres, and including but not limited to any replacements of any of the foregoing individuals prior to Closing.

          (iii)Litigation. With respect to all litigation and other matters set forth on the Schedules attached hereto and any other matters that constitute Retained Liabilities and for so long as Seller is contesting or defending such matter, Buyer shall cooperate in all reasonable respects with Seller and its counsel in their efforts to conduct or resolve such litigation, including by making available to them at Seller's sole expense such documents and witnesses as may be deemed necessary or useful therefor in Seller's sole but reasonable discretion.

          (iv) Title Policies. Buyer may procure, and shall pay the cost of the premium for, commitments or policies from a title insurance company selected by Buyer to provide owner's title insurance policies with respect to the portions of the Purchased Assets constituting real property, provided, however, that Buyer's ability or inability to obtain title insurance (and without regard to (i) any exceptions contained therein and (ii) any title insurance premium Buyer is required to pay in order to obtain such title insurance) on such real property shall not cause there to be an adjustment to the Purchase Price; provided, however, the foregoing shall not be deemed to mitigate Seller's obligations set forth in Section 10(a)(v).

          (v) Removal of Seller Marks. Buyer agrees that it shall use commercially reasonable efforts to, within six (6) months after the Closing Date, remove, obliterate, cover or replace, as appropriate, all signs, billboards, containers, drums, advertisements or other media containing any service marks, trade names, trade dress or other indicia of origin of Seller located on or appurtenant to any of the Purchased Assets, including signs, billboards and advertisements or other media located at offices and facilities related to the Pipeline Interest. In addition, Buyer agrees that it shall use commercially reasonable efforts to, within six (6) months after the Closing Date, replace all signs located along each Pipeline, including at river crossings, that identify Seller as the operator of such Pipeline.

     (c)  Mutual Covenants. Buyer and Seller covenant and agree as follows:

          (i) HSR Act/State Regulatory Approvals. Buyer and Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act, with respect to the transactions contemplated hereby, and Buyer and Seller shall bear the costs and expenses of their respective filings; provided that Buyer and Seller shall each pay 50% of the filing fee in connection therewith. Buyer and Seller shall use their respective commercially reasonable efforts to make such filings promptly (and in any event within seven (7) days) following the date hereof, to respond promptly to any requests for additional information and documentary materials made by either of such agencies or any state regulatory authorities, to make any further filings that may be necessary, proper or advisable in connection therewith, to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws or are adverse to the public interest, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer, on the one hand, and Seller, on the other, shall consult with the other prior to any meetings, by telephone or in person, with the staff of the applicable governmental authorities, and each of Buyer and Seller shall have the right to have a representative present at any such meeting. Notwithstanding anything to the contrary herein, this paragraph shall not obligate Buyer to (A) divest or hold separate any asset, (B) enter into any material agreement not contemplated by this Agreement, or (C) materially modify this Agreement.

          (ii) Assignments.

               (A) (I) With respect to any agreement, contract, license, lease, easement, right-of-way or Permit which (1) is not an Excluded Asset, (2) is material to the operation of the Pipeline Interest as it is currently and has been operated by Seller during the immediately preceding five (5) months and (3) requires consent for the assignment thereof to Buyer, Seller shall take such actions as are necessary, and Buyer shall cooperate fully with Seller in all commercially reasonable respects, to effect assignment thereof to Buyer as of the Closing Date. It is understood that such actions by Seller shall not include any requirement of Seller to commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party, but Seller shall be required to expend money in connection therewith; provided, however, that Buyer shall be obligated to pay Seller any railroad application fees required to transfer the rights of way, up to a maximum of sixty five thousand dollars ($65,000). In the event that Seller is unable to obtain the requisite approval for assignment of any such agreement, contract, license, lease, easement, right-of-way or Permit, or in the event such agreement, contract, license, lease, easement, right-of-way or Permit is required to be amended or supplemented and is not so amended or supplemented as of the Closing Date, and such assignment is reasonably necessary to conduct the operation of the Pipeline Interest in the ordinary course of business, then, on or before the Closing Date and except where such action would be unlawful or prohibited by such agreement, contract, license, lease, easement, right-of-way or Permit, Seller shall (x) retain any such agreement, contract, license, lease, easement, right-of-way or Permit and shall enter into an arrangement with Buyer to provide Buyer with the benefits of such agreement, contract, license, lease, easement, right-of-way or Permit, provided, that Buyer shall perform Seller's obligations thereunder arising after the Closing (and indemnify Seller against Losses arising as a result of Buyer causing a breach thereunder or Buyer failing to perform Seller's obligations thereunder after the Closing) until such agreement, contract, license, lease, easement, right-of-way or Permit is assigned to Buyer or expires at the earliest opportunity in accordance with its terms, or is properly amended or supplemented, and (y) take all commercially reasonable and necessary actions required to assign to Buyer, or amend or supplement any such agreement, contract, license, lease, easement, right-of-way or Permit as soon as practicable after the Closing Date; and

               (II) In  addition  to the  obligations  of Seller  under  Section
                    10(c)(ii)(A)(I) above, Seller shall take such actions as are necessary, including expending money, and Seller shall cooperate fully with Buyer in all commercially reasonable respects, to remedy the matters set forth on Schedule 10(c)(ii)(A)(II).

          (B) Notwithstanding Seller's obligations pursuant to Section 10(c)(ii)(A), the assignment of any agreement, contract, license, lease, easement, right of way or Permit to be transferred to Buyer which requires consent for assignment, or amendment or supplement, may be effected after the Closing Date. The Purchase Price shall not be subject to adjustment, and the Closing of the transactions contemplated by this Agreement shall not be delayed, by reason of any inability to obtain consent for assignment of any agreement, contract, license, lease, easement, right of way or Permit or any such amendment or supplement. Buyer agrees that except as provided in Section 15(b)(iii), Seller shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any such consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any such agreement, contract, license, lease, easement, right of way or Permit as a result thereof (provided that Seller has complied with its obligations under this Section 10(c)(ii)). Buyer further agrees that no representation, warranty or covenant of Seller contained herein, shall be breached or deemed breached and no condition of Buyer shall be deemed not to be satisfied as a result of the failure to obtain any such consent or as a result of any such default, acceleration or termination or any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Persons arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination (provided that Seller has complied with its obligations under this Section 10(c)(ii)).

          (iii)Other Governmental Approvals. Buyer and Seller shall cooperate with each other and take all reasonable steps necessary to obtain authorization for the sale of the Pipeline Interest from all other applicable governmental authorities.

          (iv) Other Actions. Buyer and Seller shall otherwise use their respective commercially reasonable efforts to cause the satisfaction of all conditions precedent in this Section 10 and Sections 12 and 13 and the Closing to occur as soon as reasonably practicable after the date of this Agreement.

          (v) Pipeline Capacity Lease. At the Closing, Buyer and Seller shall execute and deliver a Capacity Lease substantially in the form of Exhibit F under which Buyer will lease to Seller capacity post-Closing in the Buyer's pipeline intersecting the Pipelines, between Mandan, North Dakota and certain terminals on Buyer's Iowa/Dakota pipeline system.

          (vi) Jamestown Terminal Capacity Lease. At the Closing, Buyer and Seller shall execute and deliver a Capacity Lease substantially in the form of Exhibit K under which Buyer will lease to Seller capacity post-Closing in the Jamestown, North Dakota terminal being purchased by Buyer under this Agreement.

          (vii)Other Agreements. At the Closing, Buyer and Seller shall execute and deliver each of the agreements substantially in the forms attached hereto as Exhibits and, with respect to agreements contemplated in Section 5(b)(ii) and Section 5(d) but not attached hereto as Exhibits, the parties shall negotiate in good faith and enter into such agreements at Closing.

          (viii) Environmental Access Agreement. The parties shall negotiate in good faith and enter into an environmental agreement to be executed at Closing (the "Environmental Access Agreement"). The Environmental Access Agreement shall include, or otherwise provide, at a minimum, (i) for Seller's reasonable management and control of the remediation of the Disclosed Environmental Liabilities, (ii) for Seller's necessary and reasonable access to the Purchased Assets after Closing, and (iii)for the expiration of the Environmental Access Agreement as to a Disclosed Environmental Liability upon remediation of that Disclosed Environmental Liability to a remediation clean-up standard and in a time frame no more stringent than required by the government agencies with jurisdiction over the Disclosed Environmental Liabilities (as demonstrated by receipt of a closure letter from the applicable governmental agency(ies) or demonstration of the clean-up standard being satisfied for a one-year period after a good faith request for closure is requested); provided however, that neither (A) the Environmental Access Agreement nor (B) any closure letter or demonstration of any clean-up standard, whether as contemplated by the parenthetical in clause (iii) of this sentence or otherwise, shall reduce or limit the obligations of Seller with respect to, or cause a termination of, Seller's Environmental Liabilities provided in Section 4(c)(iii), nor shall it reduce or limit the obligations of Buyer with respect to, or cause a termination of, Buyer's Environmental Liabilities provided in Section 4(c)(iv), nor shall it affect any Party's rights or obligations under Section 15.

          (ix) Casualty Loss.

               (A) If, between the Effective Date and the Closing Date, there shall have occurred any damage, destruction or other casualty losses (excluding routine wear and tear) (a "Casualty") with respect to the Purchased Assets, Seller shall promptly notify Buyer of the occurrence of such Casualty, providing full details about the nature, location and projected effect of such Casualty, the equipment and facilities affected thereby and the expected duration of the Casualty, together with the anticipated costs of repair and the projected time until repairs can be completed, and an itemization of repairs required to return such Purchased Assets to their condition prior to such Casualty. Buyer shall have the right to audit, inspect and evaluate the Casualty and Seller's projections of necessary repairs. If Buyer, in its reasonable commercial judgment determines that such Casualty, or all Casualties combined, if more than one has been identified, will cause an Adverse Economic Effect upon the Purchased Assets, taken as a whole, as intended to be operated by Buyer after Closing, then Buyer shall promptly notify Seller accordingly, within 15 days of Buyer's receipt of notice of a Casualty, stating the amount of Buyer's projected Adverse Economic Effect and providing documentation and calculations supporting such determination. For purposes hereof, "Adverse Economic Effect" means the sum of (x) the projected loss of tariff revenues resulting from the Casualty, based upon a projected reduction in throughput, plus (y) projected reductions in lease payments resulting from the Casualty owed to Buyer under the Pipeline Capacity Lease and Terminal Capacity Lease as set forth in Exhibit F and Exhibit K, respectively, less (z) Buyer's savings in power costs, resulting from the Casualty.

               (B) If the Adverse Economic Effect is determined to be two hundred fifty thousand dollars ($250,000) or less, Seller may (i) after providing two days prior written notice to Buyer of its intent to do so, elect to terminate the Agreement pursuant to Section 18(a)(vi), or (ii) elect to repair all damage to the Purchased Assets at its sole cost and expense in which event Buyer's obligation to close the transactions contemplated hereunder will not be affected. If such repairs are not completed by the Closing Date, Buyer shall proceed to close the transactions contemplated hereunder, and Seller shall complete such repairs as quickly as reasonably practicable after Closing in accordance with all applicable industry, legal and regulatory standards, in which case Seller shall pay Buyer a Delay Fee for each day during the Period, which begins on the Closing Date and continues until the date repairs are completed (the "Repair Period"). The Delay Fee shall be equal to the reduction in Buyer's anticipated revenue from operation of the Pipeline Interest, which shall be calculated as the difference between (I) the revenue Buyer would have received if all portions of the Pipeline Interest were operated at their respective average throughput volumes during the sixty (60) day period immediately prior to the occurrence of the Casualty, minus (II) the revenue Buyer actually receives for shipment of Petroleum Products during each day during the Repair Period. Seller's indemnification obligations under
                    Section 15 for its breach of this Section 10(c)(ix) shall not be subject to the deductibles or cap set forth in
                    Section 15(j) or Section 15(k).

               (C) If the Adverse Economic Effect is determined to be greater than two hundred fifty thousand dollars ($250,000), Seller may (i) after providing two days prior written notice to Buyer of its intent to do so, elect to terminate the Agreement pursuant to Section 18(a)(vi), or (ii) elect to request Fluor Corporation to evaluate the Purchased Assets and deliver to Buyer and Seller its written estimate of the Adverse Economic Effect plus the cost to repair all damage to the Purchased Assets ("Third Party Estimate") within 30 days of being requested to do so by Seller. If the Third Party Estimate is greater than two hundred fifty thousand dollars ($250,000), the Parties shall negotiate in good faith to attempt to agree upon a Purchase Price reduction to compensate Buyer for the Adverse Economic Effect and the cost to repair the damage to the Purchased Assets caused by the Casualty. If the Parties cannot agree upon the amount of such Purchase Price reduction within ten (10) days after the issuance of the Third Party Estimate, either Party shall have the right, after providing two days prior written notice to the other party of its intent to do so, to terminate this Agreement pursuant to Section 18(a)(vi). In the event that Seller exercises its rights to terminate this Agreement under Section 10(c)(ix)(B) or (C) , Buyer may provide written notice to Seller within three days of receipt of Seller's notice to terminate of Buyer's desire to waive any and all obligation of Seller with respect to such Casualty, in which event (x) the Parties shall proceed to Closing, (y) Seller shall have no obligation to make any repairs to the damaged Purchased Assets and there shall be no Purchase Price reduction, and (z) the Casualty giving rise to the Adverse Economic Effect shall be deemed not to breach any representation or warranty or covenant and Buyer shall not have any right to receive indemnification or other compensation hereunder with respect thereto.

               (D) In the event that any Casualty occurring prior to the Closing (regardless of the amount of the associated Casualty
                    Loss) has been repaired in full prior to the Closing, the foregoing provisions shall not apply and the parties shall proceed to Closing as if such Casualty had never taken place.

               (E) Notwithstanding anything in this Agreement to the contrary, in the event a Casualty occurs prior to the Closing, this Section shall exclusively govern any termination rights that may exist as a result of such Casualty and such Casualty shall not have any effect on Seller's representations, warranties or covenants set forth herein or cause a failure of Buyer's conditions to close as set forth in Section 12 to be satisfied.

          (x) Product Inventory. At Closing, Buyer will take custody of all petroleum products inventories contained in the Pipelines linefill and Terminals linefill and tankage, and including without limitation, additives (the "Product Inventory"). The volume of such Product Inventory shall be determined in accordance with an Inventory Closing Procedure attached hereto as Exhibit L.

          (xi) Name Change. Prior to Closing, Seller shall file all certificates and other documentation required to legally reflect the change in name of Seller from Tesoro West Coast Company to Tesoro Refining and Marketing Company in all real property records related to the Pipeline Agreement or the real property included in the Purchased Assets.

     11. EMPLOYEES.

     (a) Employees. Schedule 11(a) attached hereto contains a list of all employees (collectively, the "Employees") of Seller directly employed in the operation of the Pipeline Interest, save and except those employed in operation of the control room for the Pipeline System, including employees who are receiving short-term disability benefits or are on family and medical, administrative, or military leave or any other type of leave that entitles the Employee to reinstatement upon completion of the leave under the applicable leave policies of Seller (collectively, "Leave"). Seller shall be entitled to update Schedule 11(a) as necessary at any time prior to Closing to reflect any and all employment changes. Any reference to Buyer in this Section 11 shall refer to Buyer and its affiliates. (b) Employment Offers to Active Employees. During the fifteen (15) day period following the Effective Date, Buyer shall offer to active Employees who are not on Leave employment with Buyer to be effective as of the Closing Date, and to Employees on short-term disability, employment with Buyer to be effective upon the later of the Closing Date or each such Employee's respective medical clearance to return to work, for all of the Employees associated with the Pipeline Interest (not to exceed 26 employees), at substantially similar salaries or wages, with similar duties and responsibilities, at the same location and on the same status (e.g., full-time or part-time) as provided by Seller immediately prior to the Closing Date. All Employees who accept employment with Buyer pursuant to the offers described in this Section 11(b) are referred to herein as "Transferred Employees." Buyer shall not reduce any Transferred Employee's initial salary or wages as an employee of Buyer during the six (6) month period after the Closing Date. Buyer will give each active Employee to whom it offers employment no less than seven (7) days in which to accept or reject Buyer's employment offer. Notwithstanding anything in this Agreement to the contrary, Seller will not provide to Buyer any medical or other records related to Transferred Employees until such time as any consents required by law or regulation have been received from such employees to transfer same.

     (c) Transfer Time. All Transferred Employees shall become employees of Buyer as of Closing and except as otherwise provided herein, at such time, Buyer shall assume and be responsible for payment of all salaries and benefits and all other costs and liabilities relating to the Transferred Employees incurred from and after Closing.

     (d)  Level of  Employee  Benefits  Provided by Buyer.  Except as  otherwise provided  herein,  Buyer shall  provide to all  Transferred  Employees employee benefits in accordance with employee benefit plans (such as defined contribution plans and welfare benefit plans), programs, policies and pay practices (such as vacations, bonuses and short-term disability leaves) that shall be the same as the benefits provided to substantially similar employees of Buyer. No later than the Closing Date, Seller will provide to Buyer the Transferred Employees' recognized credited service, and participation, vesting and, as applicable, benefit accrual periods of service amounts, with Seller as of the day immediately prior to the Closing Date.

     (e) Defined Contribution Pension Plans. Buyer agrees that, effective as of the Closing Date, Buyer's defined contribution pension plans in which Transferred Employees participate shall be amended to recognize such Transferred Employees' participation and vesting periods of service with or credited by Seller for purposes of determining participation, vesting and the level of company contributions.

     (f) Welfare Benefits and Other Benefits and Policies. For each Transferred Employee who participates in any welfare benefit plan, or is subject to any policy or pay practice, of Buyer, both Buyer and the applicable welfare benefit, policy and pay practice shall:

          (i)  not   require  a   physical   examination   or  other   proof  of
               insurability; and

          (ii) subject to the  satisfaction of the conditions  described in this
               Section 11(f)(ii) on the Closing Date, waive waiting periods, pre-existing condition exclusions, deductibles (for the remainder of 2002) and other limitations on participation otherwise applicable to any Transferred Employee and qualified dependents (who were covered by an employee welfare benefit plan of Seller or its affiliates and immediately elects to be covered by an employee welfare benefit plan of Buyer) under or with respect to all employee welfare benefit plans maintained by Buyer. The conditions for the waivers described in this Section 11(f)(ii) are:

               (A) Buyer will waive waiting periods to the extent service with Seller would otherwise satisfy the waiting period and the Transferred Employee is actively at work; for Long Term Disability Insurance, the waiver is contingent upon receiving a waiver from Buyer's insurance carrier;

               (B) Buyer will waive pre-existing condition exclusions to the extent a Certificate of Creditable Coverage is presented by and for the Transferred Employee and all dependents showing coverage for the eighteen (18) months immediately prior to coverage under Buyer's plan; and

               (C) Buyer will offset (waive or partially waive) deductibles to the extent the Transferred Employee or dependent shows reasonable evidence of satisfaction of the applicable deductible with Seller during the same calendar year.

     (g) Vacation. Seller shall be responsible for paying the Employees for any vacation due as of the Closing Date under the applicable vacation policy of Seller. Subject to Buyer's vacation scheduling policy, between the Closing Date and the end of the year in which the Closing occurs, Buyer shall permit all Transferred Employees to schedule and take the same number of days of vacation on an unpaid basis as they had scheduled and would have been eligible to take immediately prior to the Closing Date under the Seller's Vacation Policy based upon the recognized credited service amounts of such Transferred Employees with Seller. All Transferred Employees will be eligible for paid vacation under Buyer's vacation policy beginning January 1, 2003, based upon their recognized transferred service.

     (h) Severance. Buyer shall establish a severance policy substantially similar to the 2002 Tesoro Special Severance Plan/Pipelines (the "Severance Plan"), with respect to any Transferred Employee who has actions taken against such Transferred Employee prior to March 7, 2003, that would make the Transferred Employee eligible for severance benefits under the involuntary terminations section of the Severance Plan. Buyer's severance policy established under this Section 11(h) shall recognize the Transferred Employees' recognized credited service amounts with Seller.

     (i) WARN Act. Buyer represents and warrants to, and covenants with, Seller that there will be no major employment losses as a consequence of the transactions contemplated by this Agreement that might trigger obligations under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et. seq. (the "WARN Act"), or under any similar provision of any federal, state, regional, foreign or local law, rule or regulation (collectively, "WARN Obligations"). To the extent that any WARN Obligations might arise as a consequence of the transactions contemplated by this Agreement, Buyer shall be responsible for, and shall indemnify the Seller Indemnified Parties against any Losses caused by, arising from, incurred in connection with or relating in any way to, any WARN Obligations arising as a result of any employment losses occurring on or after the Closing Date. For ninety (90) days following the Closing Date, Buyer shall not engage in any mass layoff, plant closing or other action that might trigger WARN Obligations of Seller.

     (j) Service Credit. From and after the Closing Date, the Transferred Employees shall be given credit for their service recognized by Seller prior to the Closing Date for all purposes, including eligibility, vesting and benefit determination and accrual under all applicable plans and programs of Buyer, as well as for purposes of determining any vacation, severance or other related benefits to be provided pursuant to the manner described above.

     (k) Benefits Miscellaneous. Notwithstanding the foregoing, Buyer shall not be liable for any obligations arising out of participation by Transferred Employees in the employee benefit plans of Seller.

     12. BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to close under this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions (except to the extent that Buyer shall have hereafter agreed in writing to waive one or more of such conditions).

     (a) Compliance with Agreement. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to the Closing Date, and Seller shall have delivered to Buyer a certificate executed by Seller to such effect.

     (b) Representations and Warranties. The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, and Seller shall have delivered to Buyer a certificate executed by Seller to such effect; provided, however, that breaches or inaccuracies in such representations and warranties shall not result in a failure of this condition to be satisfied unless the circumstances giving rise to all such breaches or inaccuracies (considered collectively) are reasonably expected to have an adverse effect on the Purchased Assets in excess of one million dollars ($1,000,000). The foregoing is not intended in any way to mitigate Seller's indemnity obligations in Section 15 resulting from any such breaches or inaccuracies.

     (c) Litigation. There shall not be any judicial restraining order or injunction, preliminary or otherwise, in effect prohibiting the Closing of the transactions contemplated by this Agreement. There shall not be pending or threatened any litigation or proceeding instituted by any federal, state or foreign governmental agency to restrain, prohibit or otherwise interfere with or obtain substantial monetary damages in connection with the consummation of the transactions contemplated by this Agreement, or operation of the Pipeline Interest by Buyer after the Closing Date.

     (d) Governmental Consents. All legal requirements under the HSR Act or any equivalent state law for the valid occurrence of Closing (including the expiration or termination of any applicable waiting periods without a material condition) shall have been fulfilled.

     (e) Material Adverse Change. Except for any Casualty Loss that is covered by the provision of Section 10(c)(ix), there shall not have occurred any material adverse changes to the Pipeline Interest or the Purchased Assets or the business conducted therewith, which, in the aggregate, are reasonably expected to have an adverse effect upon the Pipeline Interest, the Purchased Assets or the business to be conducted by Buyer therewith in excess of an aggregate of $1,000,000.

     (f) No Financing Contingency. Buyer's obligation to close under this Agreement is subject to any financing contingency.

     13. SELLER'S OBLIGATION TO CLOSE. Seller's obligation to close under this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions (except to the extent that Seller shall have hereafter agreed in writing to waive one or more of such conditions).

     (a) Compliance with Agreement. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to the Closing Date, and Buyer shall have delivered to Seller a certificate executed by Buyer to such effect;

     (b) Representations and Warranties. The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, and Buyer shall have delivered to Seller a certificate executed by Buyer to such effect;

     (c) Litigation. There shall not be any judicial restraining order or injunction, preliminary or otherwise, in effect prohibiting the Closing of the transactions contemplated by this Agreement. There shall not be pending or threatened any litigation or proceeding instituted by any federal, state or foreign governmental agency to restrain, prohibit or otherwise interfere with or obtain substantial monetary damages in connection with the consummation of the transactions contemplated by this Agreement, or the operation of the Pipeline Interest by Buyer after the Closing Date.

     (d) Governmental Consents. All legal requirements under the HSR Act or any equivalent state law for the valid occurrence of Closing (including the expiration or termination of any applicable waiting periods without a material condition) shall have been fulfilled.

     14. FURTHER ASSURANCES. To the extent title to any of the Purchased Assets is held by any affiliate of Seller, Seller shall cause title to such Purchased Assets to be vested in Seller prior to Closing. From time to time, as and when reasonably requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the limitations set forth in Section 10(c)(ii)), which documents, instruments or actions are consistent with, and customary and necessary for, the consummation of the transactions contemplated by this Agreement.

     15. INDEMNIFICATION.

     (a) Buyer's Indemnification of Seller. Except as otherwise expressly provided herein, and except for Environmental Liabilities, which are addressed in Section 15(c) below, and subject to the provisions of this Section 15, from and after the Closing Date, Buyer shall indemnify, defend, save and hold harmless Seller and its directors, officers, employees, shareholders, partners, counsel, agents, advisors and other representatives and each of the heirs, executors, successors and assigns of any of the foregoing, including without limitation Tesoro Petroleum Corporation (collectively, the "Seller Indemnified Parties"), from and against any and all Losses of any kind which are caused by, or arise from:

          (i)  except to the extent  Seller owes Buyer an indemnity  pursuant to
               Section 15(b) below, the ownership after Closing of the Purchased Assets, including the Pipelines, the Terminal Assets and the Terminal Real Property, and the operation of the Pipeline Interest after the Closing, including those Losses arising under, any foreign, federal, state or local laws or regulations, or any contract, warranty, tort or other theory of law;

          (ii) (A) Buyer's breach of or failure to perform any covenant or agreement in this Agreement requiring performance by Buyer on or after the Closing Date or (B) Buyer's breach of any representation or warranty in this Agreement; or

          (iii) the Assumed Liabilities.

     (b) Seller's Indemnification of Buyer. Except as otherwise expressly provided herein, and except for Environmental Liabilities, which are addressed in Section 15(c) below, and subject to the provisions of this Section 15, from and after the Closing Date, Seller shall indemnify, defend, save and hold harmless Buyer, its affiliates and their respective directors, officers, employees, shareholders, partners, counsel, agents, advisors and other representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all Losses of any kind which are caused by, arise from, are incurred in connection with or relate in any way to:

          (i) except for Assumed Liabilities, the ownership prior to Closing of the Purchased Assets, including the Pipelines, the Real Property, the Terminal Assets and the Terminal Real Property, and the
               operation of the Pipeline Interest prior to the Closing, including those Losses arising under, any foreign, federal, state or local laws or regulations, or any contract, warranty, tort or other theory of law;

          (ii) the Excluded Assets or the Retained Liabilities; provided that with respect to Retained Liabilities, the provisions of Section 15(j) will not apply.

          (iii)the cost to cure any defect in a Pipeline Interest or any failure of the Pipeline Agreements to cover all of the required right of way for location of the Pipelines, provided however, that such defect or failure must be identified in writing by notice from Kaneb to Tesoro within one year after the Closing Date, and this indemnity shall not apply to any such defect or failure that is not identified in such a notice;

          (iv) (A) Seller's breach of or failure to perform any covenant or agreement in this Agreement or the documents contemplated hereby or executed in connection herewith (other than the Excluded Agreements); or (B) Seller's breach of any representation or warranty under this Agreement or the documents contemplated hereby or executed in connection herewith (other than the Excluded Agreements); or

          (v) any failure by Seller to comply with the provisions, if any, of state or local bulk sales laws;

     (c)  Environmental  Indemnifications.  Buyer and Seller  shall  provide the
          environmental   indemnifications  specified  below  for  Environmental
          Liabilities:

          (i) Seller shall indemnify, defend, save and hold harmless the Buyer Indemnified Parties from and against any and all Losses of any kind which are, or which related to or arise out, of Seller Environmental Liabilities; and

          (ii) Buyer shall assume responsibility for, and shall indemnify, defend, save and hold harmless the Seller Indemnified Parties from and against any and all Losses of any kind which (A) are, or relate to or arise out of, Buyer Environmental Liabilities, or
               (B) result from changes in, modifications to or amendments of Health, Safety and Environmental Laws that were in effect prior to the Closing Date or Health, Safety and Environmental Laws promulgated, made or enacted on or after the Closing Date.

     (d) Exclusive Remedy. Except for matters arising out of any fraud or willful misconduct (which are not subject to this Section 15(d)), any claim or cause of action based on, arising out of or relating in any way to any of the transactions contemplated under this Agreement (excluding the Environmental Access Agreement and the agreements and documents described in Exhibits A, B, C, D, E, F, G, H, J, K, and L (collectively the "Excluded Agreements"), which are not subject to this Section 15(d), but including all other Exhibits and Schedules attached hereto or referenced herein) must be brought by either party in accordance with the provisions and limitations of this Agreement, whether such claim arises out of any contract, tort or otherwise. Except as otherwise provided in this Agreement and if Closing occurs, the parties hereby waive to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they may have against each other relating to the subject matter of this Agreement and the other agreements contemplated hereby (except the Excluded Agreements, which are not subject to this Section 15(d)), arising under or based on any federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise, including such rights, claims and causes of action Buyer may have against Seller under CERCLA, breaches of statutory or implied warranties or otherwise, nuisance or other tort actions, and common law rights of contribution. Without limiting the generality of the foregoing, the parties hereto understand and agree that after Closing occurs the rights accorded under this Section 15 are the sole and exclusive remedies ---------- of such parties against the other party hereto with respect to any matters relating to this Agreement (other than matters arising out of any fraud or willful misconduct or out of the Excluded Agreements), including but not limited to Health, Safety and Environmental Laws. Except as provided in this Agreement, Buyer hereby waives any right to seek contribution or other recovery from Seller under such Health, Safety and Environmental Laws. For the avoidance of doubt, the parties acknowledge that they may seek remedies for breach of the Excluded Agreements under the terms of those Excluded Agreements and under common or statutory law without regard to the provisions of this Agreement, provided however, that the Excluded Agreements, other than deeds and assignments, shall each expressly exclude liability for punitive or exemplary damages.

     (e) Procedures Relating to Indemnification between Buyer and Seller. Following the discovery of any facts or conditions which could reasonably be expected to give rise to a Loss or Losses for which indemnification is provided under this Agreement, the party seeking indemnification (the "Indemnified Party") shall, as promptly as reasonably possible thereafter, provide written notice ("Indemnification Notice") to the party from whom indemnification is sought (the "Indemnifying Party"), setting forth the specific facts and circumstances, in reasonable detail, relating to such Loss or Losses and the amount of Loss or Losses (or a reasonable, good-faith estimate thereof if the actual amount is not known or not capable of reasonable calculation); provided, however, that failure to give such Indemnification Notice on a timely basis shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

     (f)  Procedures Relating to Indemnification for Third Party Claims.

          (i) After providing an Indemnification Notice in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"), the Indemnified Party shall deliver to the Indemnifying Party, within ten (10) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, however, that failure to provide an Indemnification Notice or deliver copies of all notices and documents on a timely manner shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

          (ii) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefore, to assume (so long as it thereafter reasonably pursues) the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party, the Indemnifying Party shall thereafter continue to reasonably defend and/or settle the Third Party Claim until final resolution and shall discharge all attendant liabilities to the extent of its indemnity hereunder.
               Notwithstanding any acknowledgment made pursuant to the immediately preceding two sentences, the Indemnifying Party shall continue to be entitled to assert any limitation on its indemnification responsibility contained in Sections 15(j) through 15(l). Should the Indemnifying Party assume and reasonably pursue the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed and reasonably pursued the defense thereof. Whether or not the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or consent to the entry of any judgment with respect to, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party does not assume the defense of any Third Party Claim, the Indemnified Party may settle or defend the Third Party Claim in any manner it shall in its sole discretion determine appropriate and any such settlement or defense shall not in any way affect the Indemnifying Party's indemnity hereunder.

     (g) Waiver of Subrogation. Each party hereby waives, or will procure the waiver of, any subrogation rights that its insurer may have with respect to any indemnifiable Losses to the extent reasonably possible.

     (h) Attorneys' Fees. In connection with any litigation arising out of this Agreement or to enforce any indemnification claim pursuant to this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party its reasonable attorneys' fees and costs, on appeal or otherwise.

     (i) Time Limitation. Except as otherwise expressly provided herein, any claim by any Buyer Indemnified Party for indemnity arising pursuant to Sections 15(b)(iv)(B) shall be brought within two (2) years after the Closing Date, except that any claim for indemnity related to tax matters or third party bodily injury or wrongful death claims (excluding liability for property damage) may be brought at any time prior to the end of the applicable statute of limitations. All other indemnity claims shall have no limit as to time. A claim shall be deemed to have been brought only upon delivery of a proper Indemnification Notice to the other party at the notice address set forth in Section 20. Any claim required to be made within such respective limitations period not so timely made shall be forever barred.

     (j) General Indemnity Deductible. Except as otherwise expressly provided in this Agreement, Buyer shall have no claim under this Agreement against Seller for any Losses unless and until the aggregate of all such Losses, other than Losses that constitute, relate to, or arise out of Environmental Liabilities (which are not subject to any deductible), incurred or sustained by the Buyer Indemnified Parties exceeds two hundred fifty thousand dollars ($250,000) and then only for the excess over two hundred fifty thousand dollars ($250,000). If, between the Effective Time and the Closing Date, Buyer notifies Seller in writing of a breach of a representation or warranty of Seller in this Agreement for which Buyer would be entitled to indemnification under this Section 15, and Seller does not cure such breach prior to the Closing, the deductibles in this Section 15(j) will not apply with respect to any such indemnification claim by Buyer.


     (k) Cap on Certain of Seller's Indemnification Liabilities. Except as otherwise specifically provided in this Agreement, Seller's aggregate liability for

          (i) indemnification pursuant to Section 15(b)(iv)(B), to the extent and only to the extent that the indemnification does not relate to title to the Purchased Assets;

          (ii) indemnification pursuant to Section 15(b)(v), to the extent and only to the extent the indemnification does not relate to title to the Purchased Assets; and

          (iii)indemnification pursuant to Sections 15(b)(i) and 15(b)(ii), to the extent and only to the extent the indemnification relates to items covered by Section 4(b)(ix) that were not within Seller's Knowledge as of the Closing Date, shall in no event exceed an amount equal to twenty million dollars ($20,000,000); provided that in no event shall this Section 15(k) apply to matters that arise out of, are caused by or relate to Seller's fraud or willful misconduct. For the avoidance of doubt, Seller's other indemnification obligations set forth in this Agreement are not subject to this Section 15(k).

     (l) Mitigation. Each party hereto shall take all reasonable steps and use all commercially reasonable efforts to mitigate any and all Losses.

     (m) Losses. As used in this Agreement, "Losses" means any and all costs, claims, losses, liabilities, obligations (including corrective and remedial obligations), damages and expenses including reasonable legal fees and expenses, and liability for consequential damages, lost profits, or punitive damages to third parties whose claims are subject to indemnification under this Agreement, but excluding any liability to the other party to this Agreement for consequential damages, lost profits or punitive damages suffered, incurred or claimed by such other party.

     16. TAXES AND OTHER PRORATIONS.

     (a) Except as provided in this Section 16, Buyer shall be liable for and pay all Taxes (other than taxes based in whole or part upon Seller's income), utility charges or apportionments which arise as a result of this Agreement or the consummation of the transactions contemplated hereby or as a result of any purchase, sale, rental, lease, storage, use, consumption or operation of the Purchased Assets by Buyer. Seller agrees to cooperate with and assist Buyer in claiming any applicable occasional sale or sales tax exemption; provided that Seller shall not incur any unreimbursed third-party costs, expenses, fees or liabilities as a result of or in any way relating to, the provision of such assistance.

     (b) General and special real estate and other ad valorem taxes and assessments and other state or local taxes, fees, charges and assessments in respect of real property on the basis of the fiscal year in which the Closing occurs shall be prorated between Buyer and Seller as of 12:01 a.m., Central Time, on the Closing Date. If the Closing Date shall occur before the tax rate or assessment is fixed for such fiscal year, the apportionment of such taxes and payments at the Closing shall be based upon the most recently ascertainable tax bills; provided, that Buyer and Seller shall recalculate and re-prorate said taxes and payments and make the necessary cash adjustments promptly upon the issuance, and on the basis, of the actual tax bills received for the fiscal year in which the Closing occurs and the amount of any payments in lieu of tax made with respect to any such fiscal year.

     (c) Personal property taxes, if any, on the basis of the fiscal year in which the Closing occurs, utility charges and other items customarily prorated in transaction of the type contemplated by this Agreement, shall be prorated between Buyer and Seller as of 12:01 a.m., Central Time, on the Closing Date. If the Closing Date shall occur before the tax rate or assessment is fixed for such fiscal year, the apportionment of such taxes at the Closing shall be based upon a reasonable estimate mutually agreed upon by Buyer and Seller; provided, that Buyer and Seller shall recalculate and re-prorate said taxes and make the necessary cash adjustments promptly upon the issuance of, and on the basis of, the actual tax bills received for such fiscal year.

     (d) Three days prior to Closing, Seller shall deliver to Buyer Seller's good faith estimate of the prorations required by this Section 16, which shall be used for purposes of Closing. As soon as practicable after Closing, the estimated prorations shall be adjusted to reflect actual charges, and any necessary reimbursements shall be made between the Parties.

     17. RECORDS/LITIGATION ASSISTANCE.

     (a) For a period of seven (7) years following the Closing Date, Buyer shall provide to Seller (and its counsel, auditors, accountants, agents, advisors or other representatives) reasonable access to and permission to make copies of any books, records or accounts relating to the Pipeline Interest through and including the Closing Date; and Buyer shall not destroy or dispose of any such books, records and accounts for a period of at least seven (7) years after the Closing Date without first offering to surrender to Seller such books, records and accounts which Buyer may intend to destroy or dispose of. Seller agrees that it will consult with Buyer in advance of taking any such actions following the Closing Date with a view towards establishing a mutually agreeable plan for such visits so that these actions will not unreasonably interfere with the normal operation of the Pipeline Interest.

     (b) After the Closing Date, each party shall provide such assistance as the other party may from time to time reasonably request in connection with the preparation of tax returns required to be filed, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to liability for taxes, or any claim for refund in respect of such Taxes or in connection with any litigation and proceedings or liabilities related to the Pipeline Interest, including making available employees for interviews, litigation preparation and testimony. The requesting party shall reimburse the assisting party for the out-of-pocket costs incurred by the assisting party.

     (c) If Buyer, as a result of the transactions contemplated by this Agreement, at any time within twelve (12) months after the Closing Date, is required to file with the Securities and Exchange Commission financial statements relating to the Pipeline Interest, Seller shall provide such assistance as Buyer may reasonably request in connection with the preparation of such financial statements, including providing to Buyer Seller's books, records or accounts relating to the Pipeline Interest and relevant personnel relating to the Pipeline Interest and access to Seller's independent auditors from the date hereof through and including the Closing Date and for a period of twelve (12) months thereafter; provided that Seller shall not incur any unreimbursed third-party costs, expenses, fees or liabilities as a result of or in any way relating to, the provision of such assistance.

     18. TERMINATION RIGHTS.

     (a) This Agreement may be terminated at any time prior to the Closing Date as follows and in no other manner:

          (i)  by mutual written consent of Buyer and Seller;

          (ii) by Buyer, if any of the conditions set forth in Section 12 have not been satisfied as of the Closing Date or if any of such conditions shall become incapable of being satisfied and shall not have been waived by Buyer (provided, however, that Buyer is not in material breach of its obligations under this Agreement);

          (iii)by Seller, if any of the conditions set forth in Section 13 have not been satisfied as of the Closing Date or if any such conditions shall become incapable of being satisfied and shall not have been waived by Seller (provided, however, that Seller is not in material breach of its obligations under this Agreement);

          (iv) by Seller, if the Closing does not occur on or prior to January 31, 2003; provided that such failure of the Closing is not due to Seller's material breach of its obligations under this Agreement;

          (v) by Buyer, if the Closing does not occur on or prior to January 31, 2003; provided that such failure of the Closing is not due to Buyer's material breach of its obligations under this Agreement; or

          (vi) by Buyer and/or Seller as provided if either makes an election to terminate in Section 10(c)(ix).

     (b)  In the  event  of  termination  by Buyer or  Seller  pursuant  to this
          Section 18, written notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated without further action required by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Buyer shall return to Seller all documents and copies and other materials received from or on behalf of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

          (ii) all confidential information received by Buyer with respect to the Purchased Assets, the Assumed Liabilities and the Pipeline Interest shall be treated in accordance with the terms and conditions of the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

     (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 18, this Agreement shall become void and of no further force and effect, except for the provisions of:

          (i)  Section 20, relating to Notices,

          (ii) Section 21, relating to governing law and jurisdiction;

          (iii) Section 24, relating to entirety;

          (iv) Section 22 relating to publicity;

          (v) Section 10(a)(i) relating to indemnification in connection with the matters contemplated thereby;

          (vi) Section 27 relating to certain expenses;

          (vii)Sections 6(g) and 9(f) relating to finders' fees and brokers' fees;

          (viii) Section 15(h), relating to attorneys fees; and

          (ix) this Section 18.


     Nothing in this Section 18, including any termination of this Agreement, shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

     19. SPECIFIC PERFORMANCE. Each party hereto acknowledges the unique nature of the Purchased Assets and agrees that except as otherwise expressly provided to the contrary in this Agreement, the other party shall be entitled to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter (subject to the provisions set forth in Section 21 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     20. NOTICES.

     (a) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid facsimile, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when delivered as follows:

               If to Seller:

                           Tesoro Refining and Marketing Company
                           300 Concord Plaza Drive
                           San Antonio, Texas 78216
                           Attn:  James C. Reed, Jr., General Counsel
                           Telecopy:  (210) 283-2400

               If to Buyer:

                           Kaneb Pipe Line Partners, L.P.
                           P.O. Box 650283
                           Dallas, Texas 75265-0283
                           2435 N. Central Expressway, Suite 700
                           Richardson, Texas 75080-2731
                           Attn:  Chairman
                           Telecopy:  972-699-1894

               with a copy to:

                           Kaneb Pipe Line Operating Partnership L.P.
                           7340 West 21st Street N., Suite 200
                           Wichita Kansas 67205
                           Attn:  President
                           Telecopy:  (316) 773-9001

               and a copy to:

                           Fulbright & Jaworski L.L.P.
                           2200 Ross Avenue, Suite 2800
                           Dallas, Texas 75201
                           Attn:  Kenneth L. Stewart
                           Telecopy:  (214) 855-8200

     (b) Any party may change the address to which such communications are to be directed to it by giving written notice to the other in the manner in paragraph (a) above.

     21. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to rules on choice of law. Any action to enforce the terms hereof may be brought in, and shall be considered properly venued in, the federal or state courts located in Bexar County in the State of Texas. Each party hereto agrees that it shall submit to the jurisdiction of such courts for purposes of actions to enforce the terms of this Agreement.

     22. PUBLICITY. Buyer and Seller agree that, from the date hereof through and including the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any party hereto without the prior consent of the other party (which consent shall not be unreasonably withheld), except (a) as such release or announcement may be required by law or the rules or regulations of any securities exchange (or in the opinion of counsel such release or announcement is appropriate or desirable under or in light of such laws and regulations), in which case the party making the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance, and (b) that Seller and Buyer may each make such an announcement to its employees. Notwithstanding the foregoing, Buyer and Seller shall cooperate to prepare a joint press release to be issued on the Closing Date and, upon the request of either Buyer or Seller, at the time of the signing of this Agreement. Buyer and Seller agree to keep the terms of this Agreement confidential, except to the extent required by applicable law, rule or regulation (including, but not limited to, the filing requirements of the Securities Exchange Commission) or for financial reporting purposes and except that the parties may disclose such terms to their respective counsel, auditors, accountants, agents, advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to keep the terms of this Agreement confidential).

     23. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement shall survive the Closing and may be enforced for a period of two (2) years from and after the Closing Date, except that (i) the environmental representations and warranties in Section 7 shall survive for a period of three (3) years after the Closing Date; (ii) any representation and warranties related to tax matters in Section 6(q) and any representation or warranty the breach of which would result in an indemnity claim for third party bodily injury or wrongful death claims (excluding liability for property damage) shall survive until the end of the applicable statute of limitations; and (iii) the representations and warranties provided in
Section 6(f)(i) with respect to the Terminal Real Property shall not survive and shall terminate at Closing; provided, however, the foregoing shall not be interpreted to cause the limited warranty set forth in the deeds referred to in
Section 5(b)(i) to terminate at Closing. Notwithstanding the preceding sentence, if prior to the applicable expiration of the time periods set forth above, either Party provides the other Party with written notice of a specific alleged breach of a representation or warranty, such representation and warranty, to the extent that it relates to such specific alleged breach, shall survive until final resolution of all matters related to such alleged breach. Unless otherwise limited by this Agreement, the covenants in this Agreement shall survive Closing so long as they are executory in nature. The parties agree and hereby state their mutual intention that the representations, warranties and covenants under this Agreement shall survive the parties' execution and delivery of the deeds, bills of sale and assignment instruments to be executed under Section 5 at Closing for the above periods and shall not be merged therein.

     24. ENTIRE AGREEMENT. This Agreement, the attached Schedules and Exhibits and the agreements referred to herein or executed in connection herewith, set forth the entire agreement and understanding of the parties in respect to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and undertakings, whether written or oral, relating to the subject matter hereof (other than the Confidentiality Agreement, which shall continue in effect). No representation, promise, inducement or statement of intention, whether written or oral, has been made by any party which is not embodied in or superseded by this Agreement or the Confidentiality Agreement or in the documents attached hereto, referred to herein or executed in connection herewith, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth whether in any confidential information memorandum, in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement, except as otherwise specifically agreed to by the parties in writing.

     25. ASSIGNMENT. This Agreement and any rights and obligations hereunder shall not be assignable or transferable by Buyer or Seller (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect; provided, however, that each of Buyer and Seller may (a) assign any and all of its rights and interests hereunder to one or more of its affiliates and (b) designate one or more of its affiliates to perform its obligations hereunder; provided further that each of Buyer and Seller shall remain responsible for the performance of all of its respective obligations hereunder. Notwithstanding the foregoing, Seller may assign or transfer any or all of its rights hereunder to any qualified intermediary in order to complete an exchange of like-kind property under Section 1031 of the Code and, at the request of Seller, Buyer shall execute such agreements and other documents as may be necessary, in the reasonable opinion of Seller's counsel, to complete and otherwise effectuate Seller's exchange of properties in accordance with said Section 1031 of the Code and the regulations thereunder; provided that Buyer shall not incur any unreimbursed third party costs, expenses, fees or liabilities as a result of or connected with the exchange or Seller's failure to obtain any desired tax treatment with respect thereto. The rights, interests and obligations hereunder shall be binding upon the parties hereto, their successor and their permitted assigns.

     26. AMENDMENT AND WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant representation or warranty. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

     27. EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal, due diligence, accounting and investment banking fees and expenses, shall be paid by the party incurring such costs or expenses.

     28. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     29. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     30. INTERPRETATION. Unless the context requires otherwise:

     (a) this Agreement includes this Asset Purchase Agreement and any other agreement entered into by Buyer and Seller on the Closing Date or in connection with the transactions contemplated hereby;

     (b) the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders all as the meaning and the context of the Agreement shall require;

     (c)  references   to  Sections  and   paragraphs   refer  to  sections  and
          paragraphs, respectively, of this Agreement;

     (d) references to Exhibits and Schedules are to exhibits and schedules attached to this Agreement, each of which is hereby incorporated and made a part of this Agreement for all purposes as if set forth in full herein;

     (e) the words "including," "include," "includes" and all variants thereof mean "including, without limitation;"

     (f) the words "hereof," "herein," "hereunder," "hereby," and other words or similar import refer to this Agreement as a whole and not to any particular Section, paragraph or sentence; and

     (g) all references to "dollars" in this Agreement are to United States dollars.

     31. NO STRICT CONSTRUCTION. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, Buyer and Seller confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

     32. SCHEDULES. As referenced herein, the word "Schedules" shall mean the Schedules attached to this Agreement. The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material to the Pipeline Interest, the Purchased Assets, the Assumed Liabilities or Seller. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The Schedules are incorporated herein by reference and made a part hereof.

     33. REPRESENTATION BY COUNSEL; INTERPRETATION. Buyer and Seller acknowledge that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

     34. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In such event, however, the parties shall negotiate in good faith to replace such invalid or unenforceable provision with a valid and enforceable provision that places each party in substantially the same position it would have been in had such original provision been valid and enforceable.

     35. BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the purchase and sale of the Purchased Assets; provided, however, that in accordance with Section 15, Seller shall indemnify and hold Buyer harmless from any Losses which Buyer may incur due to failure to comply with such laws.

     36. NO THIRD PARTY BENEFICIARIES. Except as provided with respect to indemnification as set forth in Section 15 and elsewhere in this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective successors and permitted assigns.

     37. DEFINITION OF AFFILIATE. As used herein, the term "affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

     38. TIME OF ESSENCE. With regard to all rights and obligations of the parties and all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     39. NO CONDITIONS. For the avoidance of doubt, the only conditions to closing are those set forth in Sections 12 and 13 herein, and no other covenants or conditions set forth in this Agreement are intended to have any effect on the Closing.


                         (Signatures on following page)

     IN WITNESS WHEREOF, the parties have duly executed this instrument as of the day and year first above written.

                                     TESORO REFINING AND MARKETING COMPANY


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     KANEB PIPE LINE OPERATING PARTNERSHIP L.P.
                                     By: KANEB PIPE LINE COMPANY LLC,
                                         its general partner

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title: